Exhibit 99.1 2024 Notice of Meeting and Proxy Statement This document is important and requires your immediate attention. If you are in any doubt as to any aspect of the Proposals referred to in this document or as to the action you should take, you should consult your own stockbroker, bank manager, solicitor or accountant or other independent professional adviser. This document should be read as a whole. Your attention is drawn to the letter from the Chairman, which is set out on pages 5 to 7 of this document and which recommends that you vote in favor of each of the Proposals to be proposed at the 2024 Annual General Meeting. Each Proposal will be voted on by way of a poll. We recommend that you review the further information on the process for, and deadlines applicable to, attending the 2024 AGM and appointing a proxy in the General Information section on pages 64 to 66 of this Notice of Meeting and Proxy Statement.

The future imagined. The future made. CRH creates solutions that solve today’s challenges to make a better tomorrow. As a leading provider of building materials solutions that build, connect and improve our world, CRH helps to make construction easier, safer and more sustainable. We are an essential partner for transportation and critical utility infrastructure projects, complex non-residential construction and outdoor living solutions.

Table of Contents Letter from the Chairman 5 2023 Highlights 8 CRH Fiscal Year 2023 Annual Documents 12 Notice of 2024 Annual General Meeting 13 Proposals Requiring Your Vote 14 Proposal 1 – Re-election of Directors 14 Proposal 2 – Advisory Vote to Approve Executive Compensation 23 Proposal 3 – Appointment of Deloitte as Auditor and Authority to set Compensation 24 Proposal 4 – Renewal of the Annual Authority of the Board of Directors to Issue Shares 26 Proposal 5 – Renewal of Annual Authority of the Board of Directors to Issue Shares for Cash without first Offering Shares to Existing Shareholders 27 Proposal 6 – Renewal of the Annual Authority of the Board of Directors to make Market Purchases of the Company’s Issued Share Capital 28 Proposal 7 – To Determine the Price Range at which the Company can Re- Issue Shares that it holds as Treasury Shares 29 Corporate Governance 30 Compensation Discussion & Analysis (CD&A) 39 Stock Ownership Information 61 Securities Authorized for Issuance Under Equity Compensation Plans 62 Related Party Transactions 63 General Information 64 Annex A - Reconciliation of Non-GAAP Figures 67 Forward Looking Statements – Safe Harbor Provisions Under The Private Securities Litigation Reform Act Of 1995 This document contains forward-looking statements with respect to the financial condition, results of operations, business and future performance of CRH. These forward-looking statements include all matters that are not matters of fact at the date of this document and include statements about plans and expectations regarding CRH’s corporate governance and executive compensation, strategic priorities, the appointment and terms of directors and officers, CRH’s share buyback program and dividends, financial capacity and capital allocation, shareholder engagement, the expected benefits of CRH’s primary listing on the New York Stock Exchange and transition to U.S. domestic issuer status, growth drivers and decarbonization targets, sustainability and diversity related initiatives. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the Company’s current expectations and assumptions as to such future events and circumstances that may not prove accurate. You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this document. The Company expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law. For a discussion of some of the risks and important factors that could cause actual outcomes and results to differ materially different from those expressed herein, see “Risk Factors” in our Annual Report on Form 10-K.

Letter from the Chairman Dear Shareholder, I am pleased to invite you to attend the Annual General Meeting of CRH plc to be held on April 25, 2024 at 11:00 a.m. (Dublin) at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland (the “2024 AGM”). Details in relation to attending and voting on the Proposals on the agenda for the 2024 AGM are set out on pages 64 to 66 of this Notice of Meeting and Proxy Statement. Performance & Strategy CRH delivered another record result in 2023. Adjusted EBITDA*1increased 15% to $6.2 billion in 2023 (2022: $5.4 billion) and Earnings per Share (EPS) increased 22% to $4.36 (2022: $3.58). Excluding the non-cash impairment charge, EPS was $4.65, 30% higher than the prior year (2022: $3.58). Our unique integrated solutions strategy, coupled with our ongoing focus on commercial and operational excellence, supported this record performance, while our strong cash generation and disciplined approach to capital allocation provides further opportunities to create value for all of our shareholders. The total dividend per share for 2023 was increased by 5%, with the final dividend being accelerated and paid as a second interim dividend on January 17, 2024. The payment of the second interim dividend was to facilitate the Company’s transition to a quarterly dividend cadence in 2024 following our transition to a primary listing on the New York Stock Exchange (NYSE) during 2023. As part of our ongoing share buyback program, we repurchased 54.9 million Ordinary Shares in 2023 (2022: 29.8 million) for a total consideration of $3.0 billion (2022: $1.2 billion). On December 21, 2023, the Company commenced a further tranche of $0.3 billion which completed on February 28, 2024 and the Board has extended the program with an additional $0.3 billion tranche to be completed no later than May 9, 2024. We will continue to assess our share buyback program throughout 2024, with further updates on a quarterly basis. The increase in our dividend and share buyback program in 2023 demonstrates our confidence in the outlook for our business and our continued strong cash generation. Listing Changes At an Extraordinary General Meeting of the Company held on June 8, 2023, shareholders overwhelmingly approved the unanimous recommendation of the Board and management team to transition to a U.S. primary listing on the NYSE. Shareholders also approved the transfer of CRH's listing category of Ordinary Shares on the London Stock Exchange (LSE) from a premium listing to a standard listing. These listing changes, together with the cancellation of CRH's secondary listing of Ordinary Shares on Euronext Dublin, became effective on September 25, 2023. North America currently represents approximately 75% of Adjusted EBITDA* and is expected to be a key driver of future growth for CRH. We believe a U.S. primary listing will bring increased commercial, operational and acquisition opportunities for our business, further accelerating our CRH Notice and Proxy Statement 5 * Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' on pages 67 to 69. 1 Driving further shareholder value through our integrated solutions strategy successful integrated solutions strategy and delivering even higher levels of profitability, cash and returns for our shareholders. Board Composition Our Board consists of 13 highly experienced and diverse Directors with a balance of tenures. We have a robust process for appraising the performance of Directors and for evaluating the effectiveness of the Board and its Committees. During 2023, Christina Verchere joined the Board as a non-management Director. Christina brings extensive operational experience within capital-intensive businesses in the geographic regions in which CRH operates, including Eastern Europe and North America, and her knowledge in the areas of energy transition and climate change enhance the skills and expertise of the Board as we continue to execute our strategy and drive shareholder value. The biographies of the current Board members, each of whom offers their resignation at the 2024 AGM and being eligible seeks re-election, are set out on pages 17 to 20. Details of their experience, skills and diversity are set out on pages 15 and 16. Having reviewed the performance of each Board member, and the independence of the non-management Directors, the Nomination & Corporate Governance Committee and the Board recommends their re-election by shareholders. Executive Compensation The compensation policy approved by shareholders at the 2022 AGM under UK corporate governance norms will continue in force for 2024. During 2024, a Board approved framework in line with U.S. governance norms will be developed for introduction in 2025. The report from the Compensation Committee on page 39 and the detailed disclosures in the “Compensation Discussion & Analysis” section on pages 39 to 60 outline how our compensation policies were applied during 2023. The Board is satisfied that there was an appropriate alignment between strategic delivery and business performance with compensation outcomes during the year. Reporting and Governance Arrangements CRH’s financial statements for 2023 were prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) and filed with the U.S. Securities & Exchange Commission (SEC) on Form 10-K on February 29, 2024 (the “2023 Annual Report on Form 10-K”). To comply with CRH's ongoing obligations under the Irish Companies Act 2014 (the “Companies Act 2014”), CRH will also continue to prepare financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (the “Irish Statutory Accounts”). A copy of the Irish Statutory Accounts for 2023 is available on the CRH website, www.crh.com. During 2024, CRH will continue to qualify as a Foreign Private Issuer (FPI) as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, CRH has voluntarily chosen to file its 2023 Annual Report on Form 10-K with the SEC instead of filing on the reporting forms available to FPIs. CRH’s disclosures continue to comply with the rules applicable to Irish companies under Irish company law and governance requirements. In addition, the Board has adopted corporate governance guidelines which meet the requirements outlined in NYSE Rule 303A.09 (the “CRH Governance Guidelines”). The CRH Governance Guidelines also represent the corporate governance code that the Company has adopted in place of the 2018 UK Corporate Governance Code (the “UK Code”), which the Board ceased to apply following the listing change referred to on page 5. While the UK Code no longer applies to CRH, our governance arrangements and disclosures are generally responsive to its provisions. The CRH Governance Guidelines, together with the charters of CRH’s Board committees and CRH’s Code of Ethics, are available on the CRH website, www.crh.com. Board Priority Areas Priority Area Commentary Strategy A key area of focus for the Board is to drive continued shareholder value creation through the development and expansion of the Company’s integrated solutions strategy and by leveraging the opportunities that will arise following CRH’s transition to a primary listing on the NYSE. Capital Allocation The Board paid significant attention to the allocation of capital between capital expenditure (both of a replacement and development nature), acquisitions and disposals of assets and businesses as part of the ongoing strategic configuring of CRH’s portfolio and cash distributions to shareholders through dividend payments and share buybacks. Succession Planning Succession planning continues to be a focus area for the Board. In particular, while no decisions have been made regarding timing or candidates, the Board has a well-defined process for managing Chief Executive succession in the medium-term, with plans for short-term emergency candidates if required for any circumstances. Safety Very regrettably, there were 4 reportable fatalities in 2023. The Board and the Safety, Environment and Social Responsibility (SESR) Committee have received detailed reports on the background circumstances of these incidents. The SESR Committee has also received follow-up reports on the investigations into the root causes in each case. In addition, management with the help of external safety consultants has commenced a project to provide additional insights into factors that may contribute to fatalities and accidents and to support our absolute focus on working towards zero harm across CRH. Employee Engagement During 2023, the Board continued its process of engagement with employees, through in-person and virtual meetings, which afforded the non-management Directors opportunities to gain an understanding of the alignment of the employee experience of working for CRH with the Company’s Purpose and strategy. Sustainability CRH has set an industry-leading target of a 30% reduction in absolute carbon emissions by 2030. Among the initiatives aimed at supporting the achievement of this goal, the Board has approved a number of capital expenditure projects in the Americas and Europe and has continued to invest in ground-breaking technologies through the Company’s $250 million Venturing and Innovation Fund. Our 2023 Sustainability Performance Report, which will contain our Sustainability Accounting Standards Board (SASB) disclosures, is expected to be published on the CRH website, www.crh.com, in the coming weeks. Our disclosures under the Task Force on Climate-Related Financial Disclosures (TCFD) framework are included within our Irish Statutory Accounts, which are available on the CRH website, www.crh.com. Please note that the Sustainability Performance Report and other information regarding our sustainability practices on our website do not constitute part of, and are not incorporated by reference into, this Notice of Meeting and Proxy Statement. CRH Notice and Proxy Statement 6

Shareholder Engagement Communications with shareholders are given high priority and the Company devotes considerable time and resources each year to shareholder engagement. We recognize the importance of effective dialogue as an integral element of good corporate governance. The Investor Relations team, together with the Chief Executive, Chief Financial Officer and other senior executives, regularly meet with institutional shareholders. Detailed reports on the issues covered in those meetings and the views of shareholders are regularly circulated to the Board. In addition, over the past year I have had considerable engagement with shareholders on governance matters. Details of the topics covered in these meetings, which include the Board’s priorities summarized on page 6, are set out on page 33. The feedback from these meetings was also provided to the Board and relevant Committees. Conclusion On behalf of the Board, I would like to express our appreciation to all of our employees for their commitment and efforts during the year and to the management team led by our Chief Executive, Albert Manifold. I am confident that our clearly defined Purpose, which is directly aligned with our strategy, focus on operational performance and the development of our employees whilst providing commercial solutions for our customers’ needs, provides a valuable underpin for CRH’s evolution and the future success of your Company. Your Board considers that all of the Proposals set out in the Notice of Meeting of the 2024 Annual General Meeting on page 13 are in the best interests of shareholders as a whole. Accordingly, the Board unanimously recommends that you vote ‘FOR’ each Proposal, as they intend to do in respect of their own shareholdings. Richie Boucher Board Chairman March 15, 2024 CRH Notice and Proxy Statement 7

2023 Highlights

1. Record financial performance

CRH delivered a record financial performance in 2023 with further growth in profits, margins, cash and returns. This strong performance is testament to the effectiveness of CRH's differentiated solutions strategy in propelling our business to the next level of growth and performance.

Revenues

$34.9bn

+7% ▲


$29.2bn
$32.7bn
$34.9bn
2021
2022
2023

Adjusted EBITDA*[1]

$6.2bn

+15% ▲


$4.8bn
$5.4bn
$6.2bn
2021
2022
2023

Adjusted EBITDA Margin*[2]

17.7%

+120bps ▲


16.5%
16.5%
17.7%
2021
2022
2023

Operating Cash Flow*[3]

$5.0bn

+32% ▲


$4.0bn
$3.8bn
$5.0bn
2021
2022
2023

Return on Net Assets (RONA)*[4]

15.3%

+200bps ▲


12.7%
13.3%
15.3%
2021
2022
2023

Earnings Per Share (EPS) Pre-impairment*[5]

$4.65

+30% ▲


$3.12
$3.58
$4.65
2021
2022
2023

* Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' on pages 67 to 69.

[1] Net income $3.1 billion (2022: $3.9 billion) is the GAAP figure which is most comparable to Adjusted EBITDA.

[2] The GAAP figures which are most comparable to Adjusted EBITDA margin are: Net income $3.1 billion (2022: $3.9 billion)/total revenues $34.9 billion (2022: $32.7 billion).

[3] Operating cash flow refers to net cash provided by operating activities as reported in the Consolidated Statements of Cash Flows in the 2023 Annual Report on Form 10-K.

[4] Return on Net Segment Assets 14.4% (2022: 13.1%) is the GAAP figure which is most comparable to Return on Net Assets.

[5] EPS $4.36 (2022: $3.58) is the GAAP figure which is most comparable to EPS Pre-Impairment.

CRH Notice and Proxy Statement 8

2. Share price reached a new high The CRH share price performed strongly in 2023, significantly outperforming the S&P 500 over the 12 months to December 31, 2023. In addition, in the five years since 2018 CRH’s cumulative total shareholder return has outperformed both the S&P 500 Index and the S&P 500 Materials Index. CRH Share Price Performance in 12 months to December 31, 2023 5 Year Comparative Total Return to Shareholders 2018 - 202363 CRH plc S&P 500 S&P 500 Materials 2018 2019 2020 2021 2022 2023 $50 $100 $150 $200 $250 $300 $350 CRH Notice and Proxy Statement 9 6 The graph assumes that the initial investment in our Ordinary Shares and each index was $100, with reinvestment of dividends. Performance data for the Company is provided as of the last trading day of each relevant fiscal year.3

3. Progress on sustainability4 Sustainability is deeply embedded in all aspects of our business and in 2023, CRH continued to make progress on our key priorities - water, circularity and decarbonization. This includes our industry-leading target to deliver a 30% reduction in absolute carbon emissions by 2030, keeping us on the path to achieving our overall ambition of becoming a net-zero business by 2050. The Science Based Targets initiative (SBTi) has validated our 2030 emissions reduction targets, to be in line with a 1.5°C trajectory. CRH continues to make progress against these targets, reducing Scope 1 and 2 CO2e emissions by 8% in 2023.5 Creating value through our sustainable solutions #1 43.9m tonnes 0.9kg/$ Revenue The largest recycler in North America wastes and by-products from other industries recycled in 2023 (2022: 42.4mt) CO2e emissions per dollar of revenue in 20238 (2022: 1.0kg/ $ Revenue) Executing against our 2030 target to deliver a 30% reduction in absolute CO2e emissions 8% 36% 1.5°C reduction in Scope 1 and 2 CO2e emissions in 2023 alternative fuels used in our cement plants aligned 2030 targets validated by SBTi CRH Notice and Proxy Statement 10 74 Revenue derived from products that incorporate any, or a combination of; recycled materials; are produced using alternative energy and fuel sources; have a lower-carbon footprint as compared to those produced using traditional manufacturing processes; and/or are designed to specifically benefit the environment (i.e. water treatment and management systems, products with strong thermal mass/U-values). 85 Scope 1 and 2 CO2e emissions (kg/$ revenue). CO2e emissions subject to final verification under the European Union Emissions Trading System (EU ETS). 9.4 11.4 12.6 13.9 2020 2021 2022 2023 Revenue from products with enhanced sustainability attributes7 ($ billion) 48 47 44 34 2021 2022 2023 2030 target Total CO2e emissions (mt)

4. Further steps to advance solutions strategy CRH continued to advance its integrated solutions strategy and its ability to provide solutions that solve some of the most complex construction challenges. In particular our transition to a new organizational structure will allow us to accelerate how we do this in both North America and Europe as we align our business with the future growth opportunities of our industry. Growth Capex and Innovation New Divisional Structure NYSE Listing To further accelerate the development of our integrated solutions strategy, the Company restructured into two Divisions, CRH Americas and CRH Europe. The transition of our primary listing is expected to bring increased commercial, operational and acquisition opportunities for our business, further accelerating our solutions strategy. We continued to invest and innovate to improve our capabilities and the technologies that will address the changing needs of customers, in areas such as water, circularity and decarbonization. 5. Maintaining a strong and flexible balance sheet CRH’s strong financial position and cash generation capabilities provide us with the opportunity to continue to return cash to our shareholders, while at the same time investing in our business and delivering on our strategic growth initiatives. In 2023, we returned $3.0 billion to shareholders through buybacks while investing $0.7 billion through acquisitions. Since 2018 CRH has allocated approximately $28 billion through value accretive M&A, expansionary capital expenditure and cash returns to shareholders through dividends and share buybacks. CRH aims to significantly increase its financial capacity in the years ahead and continue to allocate capital for future growth and superior shareholder value creation. Capital Allocation/Portfolio Management in 2023 Capital Allocation Since 2018 $0.7bn acquisition spend on businesses which enhance our ability to deliver end-to-end solutions for our customers in key markets. $2.1bn value enhancing agreement to acquire a portfolio of cement and readymixed concrete assets in Texas, United States. $1.1bn agreement to divest European Lime business. CRH Notice and Proxy Statement 11

CRH Fiscal Year 2023 Annual Documents Following the transfer of our primary listing from the LSE to the NYSE and our decision to begin voluntarily reporting on U.S. domestic company forms, our fiscal year 2023 disclosures are different from those in previous years. In previous years, shareholders received the Annual Report and Accounts and Notice of Meeting. This year, the following documents are available on our website, www.crh.com: this Notice of Meeting and Proxy Statement (including governance and executive compensation disclosures), our 2023 Annual Report on Form 10-K, the Amendment No. 1 on Form 10-K/A and the Irish Statutory Accounts. Shareholders may request hard copies of this Notice of Meeting and Proxy Statement and the 2023 Annual Report on Form 10-K free of charge upon request to: The Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland. The table below indicates where information about the results of our operations, sustainability performance and corporate governance for our fiscal year 2023 can be located. 2022 Disclosure 2023 Disclosure Strategy & Business Model Items 1 and 7 on pages 3 to 9 and 28 to 46 of the 2023 Annual Report on Form 10-K respectively Sustainability Items 1 and 7 on pages 3 to 9 and 28 to 46 of the 2023 Annual Report on Form 10-K respectively and pages 120 to 137 of the Irish Statutory Accounts Governance Pages 30 to 60 of this Notice of Meeting and Proxy Statement Financials Pages 48 to 99 of the 2023 Annual Report on Form 10-K CRH Notice and Proxy Statement 12

Notice of 2024 Annual General Meeting Meeting information How to vote Notice is hereby given that the 2024 Annual General Meeting of CRH plc will take place at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland at 11:00 a.m. (Dublin) on Thursday, April 25, 2024. Only shareholders as at 7:00 p.m. (Dublin) / 3:00 p.m. (New York) on Thursday, March 14, 2024 (the “Record Date”) will be entitled to receive notice of, and to vote at, the 2024 AGM. The process for appointing a proxy and/or voting in person in connection with the Proposals to be voted on at the 2024 AGM depends on the manner in which you hold your shares. We recommend that you review the information on the process for, and deadlines applicable to, voting, attending the 2024 AGM and appointing a proxy in the General Information section on pages 64 to 66 of this Notice of Meeting and Proxy Statement. Date & Time 11:00 a.m. (Dublin) on Thursday, April 25, 2024. Availability The Notice of Meeting and Proxy Statement, our 2023 Annual Report on Form 10-K and our Irish Statutory Accounts, which will be laid before the 2024 AGM, are available at www.crh.com. Record Date 7:00 p.m. (Dublin) / 3:00 p.m. (New York) on Thursday, March 14, 2024. Proposals to be Voted On Proposal Board Voting Recommendation Explanation of Proposal and Reason(s) for Board Recommendations Further Information (page) 1 By separate resolutions, to re-elect each of the 13 Director nominees as described in this Proxy Statement. FOR each Director nominee All members of the Board retire at the AGM annually, with those eligible standing for re-election. The Board has determined that each Director continues to be effective and that each Director demonstrates commitment to the role. 14 2 To approve, on an advisory basis, the Company’s Executive Compensation for 2023. FOR Provides shareholders with the opportunity to express their view on the compensation of our Chief Executive and Chief Financial Officer. CRH’s executive compensation programs are designed to align the interests of our executives with our shareholders. 23 and 39 3 By separate resolutions: (a) to ratify, in a non-binding vote, the appointment of Deloitte as Auditors of the Company; and (b) to authorize, in a binding vote, the Board of Directors to fix the compensation of Deloitte. FOR (a) and (b) Based on its recent evaluation, the Audit Committee believes the retention of Deloitte as the Auditor for 2024 is in the best interests of the Company and its shareholders. The Company requests shareholders’ non-binding ratification of the Auditor’s retention and the authorization for the Board of Directors to determine the Auditor’s compensation. 24 4 To renew the annual authority of the Directors of the Company to issue shares. FOR Under Irish law, Directors must have authority from the shareholders to issue any shares. Approval of this authority, which is for an amount which represents 20% of the issued Ordinary Share capital as at February 15, 2024, is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies. 26 5 To renew the annual authority of the Directors of the Company to issue shares for cash without first offering shares to existing shareholders. FOR Under Irish law, unless otherwise authorized, when the Company issues shares for cash, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis. Approval of this authority, which is to disapply pre-emption rights up to a maximum of 20% of the Company’s issued share capital on an unrestricted basis, is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies. 27 6 To renew the annual authority of the directors of the Company to make market purchases and overseas market purchases of Ordinary Shares of the Company. FOR Under Irish law, unless the Company is using the redemption mechanism pursuant to Article 4A of our Articles of Association, the Company (and/or its subsidiaries) cannot repurchase any of the Company's Ordinary Shares without shareholder approval. Reflecting the Company's commitment to return cash to shareholders and in order to have flexibility as to how share repurchases are made, this authority is being sought to make purchases of up to 10% of the issued share capital. 28 7 To determine the price range at which the Company can re-issue shares that it holds as treasury shares. FOR Under Irish law, shareholders must authorize the price range at which the Company may re-issue any shares held in treasury. The authority being sought from shareholders provides for the minimum and maximum prices at which any Ordinary Shares held in treasury may be re-issued. 29 By order of the Board of Directors N. Colgan Company Secretary March 15, 2024 CRH Notice and Proxy Statement 13

Proposals Requiring Your Vote

Proposal 1 – Re-election of Directors

The Board of Directors recommends that shareholders vote FOR the re-election of all nominees to the Board of Directors.

In accordance with the Company's Articles of Association, all members of the Board retire at the AGM, with those eligible standing for re-election each year. Following a review by the Nomination & Corporate Governance Committee, the Board has determined that each Director continues to be effective and that each Director demonstrates commitment to the role, has sufficient time to meet his or her commitment to the Company and has individual skills and experience which are relevant and beneficial to support the Board in fulfilling its duties. A summary of the skills and experience of each Director nominee is set out on page 16 of this Notice of Meeting and Proxy Statement.

You are being asked to vote on the re-election of each of the following 13 Director nominees until the 2025 AGM:

Director Nominees

Name	Independent	Age	Director Since	Audit Committee	Compensation Committee	Nomination & Corporate Governance Committee
Richie Boucher	✓	65	2018		✓	Chairman
Caroline Dowling	✓	57	2021	✓	✓	
Richard Fearon	✓	68	2020	✓		
Johan Karlström	✓	67	2019		✓	
Shaun Kelly	✓	64	2019	Chairman	✓	
Badar Khan	✓	53	2021	✓		✓
Lamar McKay	✓	65	2020		Chairman	✓
Albert Manifold	No	61	2009			
Jim Mintern	No	57	2021			
Gillian L. Platt	✓	70	2017		✓	✓
Mary K. Rhinehart	✓	65	2018		✓	✓
Siobhán Talbot	✓	60	2018	✓		✓
Christina Verchere	✓	52	2023	✓		

CRH Notice and Proxy Statement 14

Membership of the CRH Board (as at March 15, 2024) CRH is overseen by Directors with a diverse set of backgrounds, experiences and competencies which the Board feels are important to the long-term success of the Company and to drive further value creation for the Company’s shareholders. CRH’s Directors contribute significant experience and skills in the areas most relevant to overseeing the Company’s business and strategy, including experience in building materials or similar capital intensive industries; global markets; strategy; M&A; safety and sustainability; and IT & Cybersecurity. The competency table on page 16 is intended to depict notable areas of focus for each Director, and not having a mark does not mean that a particular Director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. CRH Notice and Proxy Statement 15 85% 15% Independent Non-Independent Independence 27% 64% 9% 0-3 Years 3-6 Years 6-9 Years Tenure of Non-Management Directors 92% 8% White Asian Ethnicity 46% 39% 15% North America Ireland Mainland Europe Geographical Spread (by residency) 62% 38% Male Female Gender Diversity

Summary of Director Competencies

	Accounting, Internal Control & Financial Expertise	Financial Services	Governance	M&A	Building Materials or Capital Intensive Industry Experience	IT & Cyber-security	Talent Management	Compensation	Safety & Sustainability (including Climate Change)	Strategy	Global Experience
R. Boucher		▲	▲	▲			▲	▲		▲	
C. Dowling			▲	▲		▲	▲	▲	▲	▲	▲
R. Fearon	▲	▲	▲	▲	▲	▲			▲	▲	▲
J. Karlström			▲	▲	▲		▲	▲	▲	▲	▲
S. Kelly	▲		▲	▲		▲	▲	▲		▲	▲
B. Khan			▲		▲	▲			▲	▲	
A. Manifold	▲		▲	▲	▲		▲		▲	▲	▲
J. Mintern	▲			▲	▲	▲			▲	▲	▲
L. McKay			▲	▲	▲	▲		▲	▲	▲	▲
G.L. Platt			▲				▲	▲	▲	▲	
M.K. Rhinehart	▲		▲	▲	▲		▲	▲	▲	▲	▲
S. Talbot	▲		▲	▲			▲		▲	▲	▲
C. Verchere	▲			▲	▲		▲		▲	▲	▲

Meeting Attendance

Each of our current Directors attended over 75% of the meetings of our Board and the Committees on which they served as a regular member during 2023. There were a total of 13 Board meetings held during 2023. Overall attendance at Board and Committee meetings during 2023 was over 96% for our Directors as a group.

Directors are also expected to attend the AGM. All Directors, with the exception of Christina Verchere, who had a diary conflict predating her appointment to the Board, attended the AGM held on April 27, 2023.

Vote Required

Re-election of each Director nominee requires that more than half the votes cast must be cast 'FOR' the nominee. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on Proposal 1.

The text of the resolution in respect of Proposal 1 is as follows:

"That, by separate resolutions, the following 13 Directors be re-elected:

(a) Mr. R. Boucher;

(b) Ms. C. Dowling;

(c) Mr. R. Fearon;

(d) Mr. J. Karlström;

(e) Mr. S. Kelly;

(f) Mr. B. Khan;

(g) Mr. L. McKay;

(h) Mr. A. Manifold;

(i) Mr. J. Mintern;

(j) Ms. G.L. Platt;

(k) Ms. M.K. Rhinehart;

(l) Ms. S. Talbot; and

(m) Ms. C. Verchere."

CRH Notice and Proxy Statement 16

Our Board of Directors Our Director nominees possess a range of diverse backgrounds, skills, knowledge, and experience that we believe are integral to an effective and well-functioning Board. For more information about our Director nominees, please see our Director biographies below and the summary of competencies on page 16. Richie Boucher Independent Chairman and Non-management Director Appointed to the Board: March 2018 Nationality: Irish Age: 65 Skills and experience: Richie has extensive experience in all aspects of financial services and was Chief Executive of Bank of Ireland Group plc between February 2009 and October 2017. He also held a number of key senior management roles within Bank of Ireland, Royal Bank of Scotland and Ulster Bank. He is a past President of the Institute of Banking in Ireland and of the Irish Banking Federation. Education: Bachelor of Arts (Economics) from Trinity College, Dublin; Fellow of the Institute of Banking in Ireland. External appointments: Current Public Directorships: Non-management Director of Kennedy-Wilson Holdings, Inc., a global real estate investment company. Current Non-Public Directorships: Non-executive Director of ClonBio Group Limited, which manufactures sustainable bio products and produces renewable energy. Former Public Directorships in the Last 5 Years: Atlas Mara plc; Eurobank Ergasias S.A. Committee membership: ADF (Chairman); COMP; NCG (Chairman); and SESR Albert Manifold Chief Executive and Executive Director Appointed to the Board: January 2009 Nationality: Irish Age: 61 Skills and experience: Albert joined CRH in 1998. Prior to joining CRH, he was Chief Operating Officer with a private equity group. While at CRH he has held a variety of senior positions, including Finance Director of the Europe Materials Division, Group Development Director and Managing Director of Europe Materials. He became Chief Operating Officer in January 2009 and was appointed Group Chief Executive with effect from January 1, 2014. Education: FCPA, MBA, MBS. External appointments: Current Public Directorships: Non-executive Director of LyondellBasell Industries N.V., one of the largest plastics, chemicals and refining companies in the world. Current Non-Public Directorships: Non-executive Director of Mercury Holdings Unlimited Company, a European leader in construction solutions. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: ADF and SESR Jim Mintern Chief Financial Officer and Executive Director Appointed to the Board: June 2021 Nationality: Irish Age: 57 Skills and experience: Jim has over 30 years’ experience in the building materials industry, over 20 years of which have been with CRH. Jim joined CRH as Finance Director for Roadstone and since then has held several senior positions across the Group, including Country Manager for Ireland, Managing Director of each of the Western and Eastern regions of our Europe Materials Division and Chief of Staff to the Chief Executive. He was appointed to the Board and became Chief Financial Officer with effect from June 1, 2021. Education: Fellow of Chartered Accountants Ireland; Bachelor of Commerce from University College Dublin. External appointments: Current Public Directorships: Not applicable. Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: ADF Board Committees Acquisitions, Divestments & Finance Committee ADF Audit Committee AUDIT Nomination & Corporate Governance Committee NCG Compensation Committee COMP Safety, Environment & Social Responsibility Committee SESR CRH Notice and Proxy Statement 17

Lamar McKay Senior Independent Director and Non-management Director Appointed to the Board: December 2020 Nationality: United States Age: 65 Skills and experience: Lamar is currently non‐ management Chairman of APA Corporation, an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. He was, until July 2020, Chief Transition Officer of BP plc. During a 40 year career in Amoco and subsequently with BP, following the merger of the two companies, Lamar held a variety of senior executive roles, including responsibility for BP’s interests in the TNK-BP joint venture, Chairman and CEO of BP Americas (during which period he acted as President of the Gulf Coast Restoration Organization and Chief Executive Officer for BP’s worldwide Upstream Division). From April 2016 to February 2020 he was Deputy Group Chief Executive Officer of BP. Education: Bachelor of Science from Mississippi State University. External appointments: Current Public Directorships: APA Corporation. Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: COMP (Chairman); NCG; and SESR Caroline Dowling Non-management Director Appointed to the Board: March 2021 Nationality: Irish Age: 57 Skills and experience: Caroline was, until her retirement in February 2018, a Business Group President of Flex Ltd, an industry leading Fortune 500 company, with operations in 30 countries. In this role she led the Telecommunications, Enterprise Compute, Networking and Cloud Data Centre and was also responsible for managing the Global Services Division, supporting complex supply chains. Prior to this, Caroline held a range of senior executive roles in Flex, including responsibility for development & strategy, marketing, retail & technical services and global sales. Education: Diploma in Environmental, Social and Governance from the Corporate Governance Institute External appointments: Current Public Directorships: Non-executive Director of DCC plc and IMI plc. Current Non-Public Directorships: Non-executive Director of Orion SCM, Inc., a US-based software firm. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: ADF; AUDIT; and COMP Richard Fearon Non-management Director Appointed to the Board: December 2020 Nationality: United States Age: 68 Skills and experience: Richard was, until March 2021, the Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation plc, a global power management company, roles he held since 2009 and 2002, respectively. He had responsibility and oversight for a number of key operational and strategic functions at Eaton, including accounting, control, corporate development, information systems, internal audit, investor relations, strategic planning, tax and treasury functions. Prior to joining Eaton, he worked at several large diversified companies, including Transamerica Corporation, NatSteel Ltd, and The Walt Disney Company. He also served as a management consultant with Booz Allen & Hamilton and The Boston Consulting Group. Education: Bachelor of Arts in Economics from Stanford University; Masters of Business Administration from Harvard Business School; and a Juris Doctor from Harvard Law School. External appointments: Current Public Directorships: Non-executive Chairman and independent director of Avient Corporation; non-management Director of Crown Holdings, Inc. and non-management Director of Waters Corporation. Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Eaton Corporation plc; Hennessy Capital Investment Corp. VI. Committee membership: ADF; AUDIT*; and SESR *Audit Committee Financial Expert as determined by the Board CRH Notice and Proxy Statement 18

Johan Karlström Non-management Director Appointed to the Board: September 2019 Nationality: Swedish Age: 67 Skills and experience: Johan was, until 2017, President and Chief Executive Officer of Skanska AB, a leading multinational construction and project development company. Over a thirty-year career with Skanska, he held a variety of leadership roles in Europe and America, before becoming President and Chief Executive in 2008. He also served as President and Chief Executive Officer of BPA (now Bravida), a listed mechanical and installation group from 1996 to 2000. Education: Masters degree in Engineering from the KTH Royal Institute of Technology, Sweden. External appointments: Current Public Directorships: Not applicable. Current Non-Public Directorships: Chairman of Nimlas AB. Former Public Directorships in the Last 5 Years: Sandvik AB; Skanska SB. Committee membership: ADF; COMP; and SESR Shaun Kelly Non-management Director Appointed to the Board: December 2019 Nationality: Dual Irish & United States Age: 64 Skills and experience: Shaun was, until September 2019, the Global Chief Operating Officer of KPMG International, where he was responsible for the execution of the firm’s global strategy and for the delivery of various global initiatives. Over a thirty-year career with KPMG, the majority of which was spent in the U.S., he held a variety of senior leadership positions, including Partner in Charge, U.S. Transaction Services (2001 to 2005), Vice Chair and Head of U.S. Tax (2005 to 2010) and Vice Chair Operations and Chief Operating Officer Americas (2010 to 2015), before his appointment as Global Chief Operating Officer in 2015. Education: Fellow of Chartered Accountants Ireland and a U.S. Certified Public Accountant; Bachelor of Commerce and Diploma in Professional Accounting from University College Dublin; and an honorary doctorate from Queen’s University Belfast. External appointments: Current Public Directorships: Not applicable. Current Non-Public Directorships: Non-executive Director of Park Indemnity Limited. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: ADF; AUDIT* (Chairman); and COMP *Audit Committee Financial Expert as determined by the Board Badar Khan Non-management Director Appointed to the Board: October 2021 Nationality: Dual British & United States Age: 53 Skills and experience: Badar is currently Chief Executive Officer and Director of EVgo, Inc., one of the largest public electric vehicle fast charging networks in the U.S. He was, until June 2022, President of National Grid US, a major business segment of the leading energy transmission and distribution company, National Grid plc. Prior to this, he held a variety of roles in National Grid, including responsibility for strategy and innovation. Before joining National Grid he worked at Centrica plc (2003 to 2017), a leading international energy services and solutions company, where he held a variety of senior executive positions in the UK and U.S., and has prior experience in marketing, consulting and project management. Education: Bachelor of Engineering from Brunel University and an MBA from The Wharton School of the University of Pennsylvania. External appointments: Current Public Directorships: EVgo Inc. Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: ADF; AUDIT; and NCG Gillian L. Platt Non-management Director Appointed to the Board: January 2017 Nationality: Canadian Age: 70 Skills and experience: During the course of her executive career, Gillian held a number of senior leadership positions in a variety of industries, geographies and roles including human resources, corporate affairs and strategy. Most recently she was Executive Vice President and Chief Human Resources Officer at Finning International, Inc. (the world’s largest Caterpillar equipment dealer) with global responsibility for human resources, talent development and communications. She previously held senior executive roles at Aviva, the multinational insurance company, as Executive Vice President Human Resources and Executive Vice President Strategy and Corporate Development. Education: Bachelor of Arts from the University of Western Ontario and a Masters of Education from the University of Toronto. External appointments: Current Public Directorships: Non-management Director of Interfor Corporation, a Canadian listed company, which is one of the world’s largest providers of lumber. Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: COMP; NCG; and SESR CRH Notice and Proxy Statement 19

Mary K. Rhinehart Non-management Director Appointed to the Board: October 2018 Nationality: United States Age: 65 Skills and experience: Mary is non‐management Chairman of Johns Manville Corporation, which is a leading global manufacturer of premium-quality building products and engineered specialty materials, and Lubrizol Corporation, which is a global specialty chemicals company. Over nearly 40 years with Johns Manville she held a wide range of global leadership roles, encompassing responsibility for business management and strategic business development and was also Chief Financial Officer. Mary was formerly a non‐management Director of Ply Gem Holdings Inc., a leader in exterior building products in North America and Lead Director of CoBiz Financial Inc. Education: Bachelor’s degree in Finance from the University of Colorado; MBA from the University of Denver. External appointments: Current Public Directorships: Non-executive Director of Graphic Packaging Holding Company. Current Non-Public Directorships: Non-executive Chairman of Johns Manville Corporation and Lubrizol Corporation, both Berkshire Hathaway companies. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: COMP; NCG; and SESR (Chairman) Siobhán Talbot Non-management Director Appointed to the Board: December 2018 Nationality: Irish Age: 60 Skills and experience: Siobhán was, until her retirement in December 2023, Group Managing Director of Glanbia plc, a global nutrition company with operations in 32 countries. Prior to her appointment as Group Managing Director in 2013, she served as Finance Director, a role which encompassed responsibility for Glanbia’s strategic planning. Prior to joining Glanbia, she worked with PricewaterhouseCoopers in Dublin and Sydney. Education: Fellow of Chartered Accountants Ireland; Bachelor of Commerce; and a Diploma in Professional Accounting from University College Dublin. External appointments: Current Public Directorships: Not applicable. Current Non-Public Directorships: No applicable. Former Public Directorships in the Last 5 Years: Glanbia plc. Committee membership: ADF; AUDIT*; and NCG *Audit Committee Financial Expert as determined by the Board Christina Verchere Non-management Director Appointed to the Board: March 2023 Nationality: Dual British and United States Age: 52 Skills and experience: Christina is Chief Executive Officer of OMV Petrom S.A. (OMVP), a position she has held since 2018. OMVP is the largest integrated energy company in Southern and Eastern Europe and is active across the energy value chain from oil and gas production to power generation and supply. Prior to joining OMVP, Christina spent over 20 years working with BP plc, a leading multinational oil and gas company, where she held a variety of senior leadership positions in the UK, the U.S., Canada and Indonesia, including Regional President, Asia Pacific and Regional President, Canada. Education: Master’s Degree in Economics Science from the University of Aberdeen, Scotland. External appointments: Current Public Directorships: OMV Petrom Current Non-Public Directorships: Not applicable. Former Public Directorships in the Last 5 Years: Not applicable. Committee membership: AUDIT and SESR Board Committees Acquisitions, Divestments & Finance Committee ADF Audit Committee AUDIT Nomination & Corporate Governance Committee NCG Compensation Committee COMP Safety, Environment & Social Responsibility Committee SESR CRH Notice and Proxy Statement 20

Director Compensation Details of the compensation received by the Chief Executive and Chief Financial Officer in respect of 2023 are set out in the “Compensation Discussion & Analysis” section of this Proxy Statement on pages 39 to 60. Non-management Directors currently receive their fees in cash. The fee structure is set out below. Non-management Director Fee Structure in 2023 Role €000 $000 (i) Group Chairman (including fees paid to non-management Directors) 670 724 Basic non-management Director fee 93 101 Committee fee 34 37 Additional fees Senior Independent Director 26 29 Compensation Committee Chairman 32 34 Audit Committee Chairman 41 45 Combined Senior Independent Director and Committee Chairman 41 45 SESR Committee Chairman 32 34 Fee for Europe-based non-executive Directors (ii) 16 17 Fee for US-based non-executive Directors (ii) 31 34 (i) The fees for the non-management Directors are set and paid in euro. For the purposes of this table, the fees have been converted to U.S. Dollars using the average Bloomberg composite rate for 2023. (ii) The differential in fees reflects additional travel requirements for U.S. based Directors. The non-management Directors are not entitled to receive any compensation upon the termination of their appointment and no fees will be payable in respect of any unserved portion of the term of their appointment. In addition, non-management Directors are not entitled to participate in the Company’s annual short term incentive award program or other benefit plans. Each non-management Director is entitled to reimbursement from the Company for reasonable expenses incurred in the performance of their duties. The non-management Directors may, in certain circumstances and at the Company’s expense, obtain independent professional advice in the furtherance of their duties as Directors. CRH Notice and Proxy Statement 21

The following table summarizes the compensation awarded or paid to the non-management Directors for the year ended December 31, 2023.

Individual compensation for non-management Directors for the year ended December 31, 2023

	Basic fees (i) $'000		Benefits (ii) $'000		Other fees (iii) $'000		Total $'000		
	2023	2022	2023	2022	2023	2022	2023	2022	2021
Non-management Directors									
R. Boucher	101	95	23	4	640	601	764	700	768
C. Dowling (iv)	101	95	8	3	53	50	162	148	129
R. Fearon	101	95	–	–	70	66	171	161	177
J. Karlström	101	95	–	–	53	50	154	145	160
S. Kelly	101	95	–	–	115	108	216	203	223
B. Khan (v)	101	95	–	–	70	66	171	161	17
L. McKay	101	95	–	–	115	102	216	197	177
G.L. Platt	101	95	–	–	70	76	171	171	213
M.K. Rhinehart	101	95	–	–	105	87	206	182	177
S. Talbot	101	95	12	3	53	50	166	148	163
C. Verchere (vi)	80	–	–	–	42	–	122	–	–
	1,090	950	43	10	1,386	1,256	2,519	2,216	2,204

(i) Further information in relation to the non-management Director fee structure is set out on page 21. The fees for the non-management Directors are set and paid in euro and, for the purposes of this table, have been converted to U.S. Dollars using the average Bloomberg composite rate for the relevant year. The currency conversion results in apparent fluctuations in base salary from one year to the next.

(ii) Includes the cost of hotel accommodation for Irish-based non-management Directors in respect of meetings held in Ireland which have been grossed-up for Irish tax purposes.

(iii) Other fees: Includes compensation for Chairman, Board Committee work and allowances for non-management Directors.

(iv) Caroline Dowling became a Director on March 22, 2021.

(v) Badar Khan became a Director on October 27, 2021.

(vi) Christina Verchere became a Director on March 20, 2023.

How we set Non-management Director Compensation

Policy

The compensation structure/policy for non-management Directors was approved by shareholders at the 2022 AGM. This policy will remain in place until January 2025, at which time it is intended that it will be replaced by a Board approved framework for compensation in line with normal practice for U.S. domestic issuers.

Chairman

In setting the compensation for the Chairman, the Compensation Committee receives advice from its independent compensation adviser in relation to compensation paid by other listed companies*.

Non-management Directors

A Committee of the Chairman, the Chief Executive and the Chief Financial Officer sets the compensation for the non-management Directors. They receive advice from the Compensation Committee's independent compensation adviser.

*Prior to the Company's change in primary listing to the NYSE, this data was primarily extracted from the top 50 companies in the FTSE index on the LSE (excluding financial services companies).

CRH Notice and Proxy Statement 22

Proposal 2 – Advisory Vote to Approve Executive Compensation The Board of Directors recommends that shareholders vote FOR the approval, on an advisory basis, of the compensation of our Executive Directors. The resolution gives shareholders the opportunity to express their views on the compensation of our Chief Executive and Chief Financial Officer (the “Executive Directors”). As a Foreign Private Issuer, we are permitted by Item 402(a)(1) of SEC Regulation S-K to provide such executive compensation disclosures that are required of a Foreign Private Issuer under Items 6.5, 6.E.2 and 6.F of Form 20-F in lieu of providing executive compensation disclosures required of U.S. domestic issuers under Item 402 of Regulation S-K. Accordingly, we are not required to disclose executive compensation according to the requirements of Regulation S-K that are applicable to U.S. domestic issuers. However, in the context of our transition to a primary listing on the NYSE during 2023, the Compensation Committee has elected to voluntarily provide certain additional executive compensation disclosures and, as such, the “Compensation Discussion and Analysis” (CD&A) section on pages 39 to 60 includes certain additional new disclosures that are required of U.S. domestic issuers. As set out in the CD&A, our executive compensation programs are designed to align the interests of our Executive Directors with our shareholders. As an advisory vote, the outcome of the vote on this Proposal will not be binding on CRH. However, the Compensation Committee values the opinions and views of shareholders and will consider the outcome of the vote when making future compensation decisions regarding our compensation structures. This vote currently takes place annually. Following the recent transition of our primary listing to the NYSE, it is intended that a resolution will be put to the 2025 AGM regarding the frequency of future votes. Vote Required Approval of Proposal 2, on an advisory basis, requires that more than half the votes cast must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of Proposal 2 is as follows: “That, on an advisory basis, the compensation of the Company’s Executive Directors as disclosed in the Notice of Meeting and Proxy Statement for the 2024 Annual General Meeting on pages 39 to 60 under the heading “Compensation Discussion and Analysis” was approved.” CRH Notice and Proxy Statement 23

Proposal 3 – Appointment of Deloitte as Auditor and Authority to set Compensation The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte as independent auditor of the Company and FOR the proposal to authorize the Board of Directors to set the auditors’ compensation. Section 383 of the Companies Act 2014 provides for the automatic re-appointment of the auditor of an Irish company at a company’s AGM unless the auditor has given notice in writing of his unwillingness to be re-appointed or a resolution has been passed at that meeting appointing someone else or providing expressly that the incumbent auditor shall not be re-appointed. Deloitte is willing to continue in office as the independent auditor of the Company. However, the Directors believe that it is important that shareholders are provided with an opportunity to have a say on the continuation in office of Deloitte and have included Proposal 3(a), which is an advisory non-binding resolution, for this purpose. The Audit Committee directly oversees work with respect to the annual audit of the Company's financial statements and internal control over financial reporting and approves all audit engagement fees and terms. The Audit Committee also evaluates the independent registered public accounting firm's qualifications, performance, and independence, including a review and evaluation of its lead partner. The Audit Committee and the Board believe that the continued retention of Deloitte as the independent registered public accounting firm is in the best interests of the Company and its shareholders and has recommended that shareholders ratify the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2024. Authority is also sought under Proposal 3(b) to authorize the Audit Committee to set the compensation of the independent auditor. Representatives of Deloitte will be present at the 2024 AGM, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions. Report of the Audit Committee While management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls, the Audit Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board. The Company’s Auditor, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and to issue a report thereon. The Audit Committee monitors those processes. In this context, the Audit Committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the Company’s results. The Audit Committee has discussed the significant accounting policies applied by the Company in its financial statements. Management has represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the Auditor. The Audit Committee has also discussed with the Auditor the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte the Auditor’s independence from the Company and its management in connection with the matters stated therein. The Audit Committee also considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the Auditor’s independence. The Audit Committee has concluded that the Auditor is independent from the Company and its management. The Audit Committee discussed with the Company’s internal and external auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024. The Audit Committee and the Board believe that the continued retention of Deloitte as the independent registered public accounting firm is in the best interests of the Company and its shareholders and has recommended that shareholders approve the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2024. Submitted by the Audit Committee of the Board Shaun Kelly (Chairman) Caroline Dowling Richard Fearon Badar Khan Siobhán Talbot Christina Verchere CRH Notice and Proxy Statement 24

Fees of the Auditors The Audit Committee is responsible for assessing the compensation of the independent registered public accounting firm in light of, among other things, the firm's qualifications and performance. Deloitte Ireland LLP (Deloitte) has been the Company’s independent registered public accounting firm since April 23, 2020. The following table sets forth the aggregate fees for professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates, for the periods indicated in respect of the following categories. The Company did not pay any other fees to its auditors during the periods indicated below. Audit Fees Deloitte For the Year Ended December 31, in $ millions 2023 2022 Audit fees (i) 32 22 Audit-related fees (ii) 2 1 Tax fees - - All other fees - - Total 34 23 (i) Represents the aggregate fees for professional services performed by Deloitte for the audit of our annual financial statements, internal control attestation procedures, statutory audits of our parent company and subsidiary financial statements and other services that are normally provided in connection with statutory and regulatory filings or engagements. (ii) Represents fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit plan audits, agreed-upon procedures reports, and services in connection with the Company’s potential divestitures. Pre-Approval Policies and Procedures In order to ensure auditor independence and objectivity, the Audit Committee has adopted a policy which sets out the types of permitted and non-permitted non-audit services and those which require explicit prior approval. The policy of our Audit Committee is to pre-approve all audit and non-audit services provided by Deloitte. On an annual basis the Audit Committee will review and pre-approve the services which may be provided by the independent auditor. All of the audit and non-audit services carried out in the years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee. The fees paid to Deloitte for non-audit work in 2023, amounted to $1.7 million and represented approximately 5% of the total audit fees for the year. The Audit Committee and the Board of Directors believe that the continued retention of Deloitte as the independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders authorize the directors to fix the compensation of Deloitte for the fiscal year ending December 31, 2024. Vote Required The resolutions in respect of Proposal 3(a) (the ratification of the appointment of Deloitte, in a non-binding vote) and Proposal 3(b) (the authorization of the Board of Directors to fix Deloitte’s compensation, in a binding vote) require that more than half the votes cast must be cast “FOR” the resolutions. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. As an advisory vote, the outcome of the vote on the appointment of Deloitte (Proposal 3(a)) will not be binding on CRH. However, the Board of Directors values the opinions and views of shareholders and will consider the outcome of the vote when making future decisions regarding the appointment of the auditor. The text of the resolution in respect of Proposal 3 is as follows: “That, by separate resolutions: (a) in a non-binding vote, the appointment of Deloitte as independent auditor of CRH plc is ratified; and (b) in a binding vote, the Board of Directors is authorized to fix the compensation of Deloitte.” CRH Notice and Proxy Statement 25

Proposal 4 – Renewal of the Annual Authority of the Board of Directors to Issue Shares The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to issue shares. Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the Company’s authorized but unissued share capital. The authority in Proposal 4 is for an amount which represents approximately 20% of the issued Ordinary Share capital as at February 15, 2024. Any allotment exceeding 20% of the issued share capital will only be made with the prior approval of the Company in General Meeting. Granting the Board of Directors such an authority is a routine matter for Irish-incorporated public limited companies and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, funding acquisitions and raising capital and in connection with our equity compensation plans (where required). We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this Proposal will only grant the Board of Directors the authority to issue shares that are already authorized under our Articles of Association upon the terms below. Renewal of the Directors’ existing authority to issue shares is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies. The Directors have no present intention of making any issue of shares, other than in connection with the Group’s share incentive plans. Vote Required Approval of Proposal 4, which is an ordinary resolution under Irish company law, requires that more than half the votes cast must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of Proposal 4 is as follows: “That, in accordance with the powers, provisions and limitations of Article 11(d) of the Articles of Association of the Company, the Directors be and they are hereby authorized to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal value of €46,815,000. This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025.” CRH Notice and Proxy Statement 26

Proposal 5 – Renewal of Annual Authority of the Board of Directors to Issue Shares for Cash without first Offering Shares to Existing Shareholders The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to issue shares for cash without first offering shares to existing shareholders. Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash it is required first to offer those shares on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as the statutory pre-emption right). In the United Kingdom, the Pre-Emption Group Statement of Principles (the “PEG Principles”) provides guidance that the threshold for the annual disapplication of pre- emption rights authorities may be up to a maximum of 10% of a company’s issued share capital on an unrestricted basis, and an additional 10% of issued share capital in certain circumstances, with some additional flexibility for follow-on offers of up to a maximum of an additional 4% of a company’s issued share capital in specified circumstances. At the 2023 AGM, the Board of Directors sought authority for the disapplication of pre-emption rights only up to a maximum of 10% of the Company’s issued share capital on an unrestricted basis, noting that it would keep this under review in future years. Following the U.S. listing change, in this Proposal 5, the Board seeks a renewal of the shareholder authority for the disapplication of pre-emption rights up to a maximum of 20% of the Company’s issued share capital on an unrestricted basis. This is broadly consistent with the PEG Principles and is in line with the authorities typically received by other Irish-incorporated U.S. listed companies. Granting the Board of Directors this authority is a routine matter for Irish-incorporated public limited companies and is consistent with Irish market practice. Similar to the authorization sought under Proposal 4, this authority is fundamental to our business and enables us to issue shares under our equity compensation plans (where required) and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of Proposal 5 will only grant the Board of Directors the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business and undermine the operation of our compensation plans. Renewal of the Directors’ existing authorization to opt out of the statutory pre-emption rights as described above is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies. Vote Required Approval of Proposal 5, which is a special resolution under Irish company law, requires that at least 75% of the votes cast must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of this proposal is as follows: “As a special resolution, that the Directors be and they are hereby empowered to allot equity securities (within the meaning of Section 1023 of the Companies Act 2014) for cash to the extent permitted by Proposal 4, provided that this authority may only be used for: (a) the allotment of equity securities up to a nominal value of €46,815,000; and/or (b) the allotment of equity securities by way of a rights issue or other pre-emptive issue to the holders of Ordinary Shares in accordance with Article 11(e) of the Articles of Association of the Company on the basis that the reference to a rights issue in Article 11(e) shall include rights issues and other pre-emptive issues. This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025 save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the Directors may allot equity securities in pursuance of such offer or agreement as if such power had not expired.” CRH Notice and Proxy Statement 27

Proposal 6 – Renewal of the Annual Authority of the Board of Directors to make Market Purchases of the Company’s Issued Share Capital The Board of Directors recommends that shareholders vote FOR the proposal to renew the annual authority of the Board of Directors to make market purchases of up to 10% of the Company’s issued Ordinary Share capital. The Company has an ongoing commitment to returning cash to shareholders and managing the share capital of the Company. The Board of Directors believe that the Company should retain the ability to buyback its own shares so that it can be used in the best interests of shareholders generally. Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s Ordinary Shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases and overseas market purchases of up to 10% of the Company’s issued share capital as at the date of the passing of Proposal 6. The Company currently also has the flexibility to make repurchases of Ordinary Shares by way of redemption pursuant to Article 4A of our Articles of Association and some of the repurchases over the last year have used this mechanism. It is the Company’s intention to continue to seek shareholder authority for market repurchases to provide for additional flexibility and to enable subsidiaries of the Company to make market purchases of the Company’s shares. The general authority, if approved by our shareholders, will become effective from the date of passing of the resolution. Vote Required Approval of Proposal 6, which is a special resolution under Irish company law, requires that at least 75% of the votes cast must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of Proposal 6 is as follows: “As a Special Resolution, that, the Company and/or any of its subsidiaries be and are hereby authorized to make market purchases and/or overseas market purchases (as defined in Section 1072 of the Companies Act 2014) of Ordinary Shares on such terms and conditions and in such manner as the Directors may from time to time determine but subject, however, to the provisions of the Companies Act 2014 and to the following restrictions and provisions: (a) the maximum aggregate number of Ordinary Shares authorized to be acquired pursuant to the terms of this resolution shall not exceed, in the aggregate, 10% of the Ordinary Shares in issue at the date of the passing of this Resolution; (b) the minimum price (exclusive of taxes and expenses), which may be paid for any Ordinary Share, shall be the nominal value of the Ordinary Shares; (c) the maximum price (exclusive of taxes and expenses), which may be paid for any Ordinary Shares, shall be: (i) for any Ordinary Share purchased in the United States of America the maximum price to be paid shall be an amount equal to 105% of the average closing prices on the New York Stock Exchange for the Ordinary Shares for the five trading days prior to the date of purchase; or (ii) for any Ordinary Share purchased outside the United States of America the maximum price to be paid shall be the higher of: a. an amount equal to 105% of the average closing prices of such shares on the London Stock Exchange Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five trading days prior to the date of purchase; and b. higher of the price of the last independent trade and the highest current independent bid on the trading venues where the purchase is carried out. This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025. The Company or any subsidiary may, before such expiry, make an offer or agreement which would or might be wholly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.” CRH Notice and Proxy Statement 28

Proposal 7 – To Determine the Price Range at which the Company can Re-Issue Shares that it holds as Treasury Shares. The Board of Directors recommends that shareholders vote FOR the proposal to determine the price range at which the Company can re-issue shares that it holds as treasury shares Our open-market share repurchases (redemptions) and other share buyback activities may result in Ordinary Shares being acquired and held by the Company as treasury shares. We may re-issue treasury shares that we acquire through our various share buyback activities, including in connection with our executive compensation programs. Under Irish law, our shareholders must authorize the price range at which we may re-issue any shares held in treasury. In Proposal 7, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). The authority being sought from shareholders provides that the minimum and maximum prices at which an Ordinary Share held in treasury may be re-issued are 95% and 120%, respectively, of the closing market price of the Ordinary Shares on the NYSE or the LSE for the five trading days prior to the date of re-issue, except as described below with respect to obligations under employee share schemes. Any re-issue of treasury shares will be at price levels that the Board considers in the best interests of the Company. Vote Required Approval of Proposal 7, which is a special resolution under Irish company law, requires that at least 75% of the votes cast must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of Proposal 7 is as follows: “As a Special Resolution, the Company be and is hereby authorized to re-issue treasury shares (as defined in Section 1078 of the Companies Act 2014) in accordance with Article 8B of the Articles of Association and subject to the following restrictions and provisions: (a) the maximum price at which such treasury share may be re-issued shall be an amount equal to 120% of the “market price”; (b) the minimum price at which a treasury share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by the Company or any of its subsidiaries (as defined as defined by section 7 of the Companies Act 2014) or, in all other cases, an amount equal to 95% of the “market price”; and (c) for the purposes of this resolution, the “market price” shall mean, in the case of (a) above, the higher of the average prices determined by (i) and (ii) below, and in the case of (b) above, the lower of the average share prices determined by (i) and (ii) below: (i) the average closing prices per Ordinary Share of the Company on the New York Stock Exchange for the five trading days prior to the date of re-issue; and (ii) the average closing prices per Ordinary Share of the Company on the London Stock Exchange Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five trading days prior to the date of re-issue. This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2025 or October 25, 2025 unless previously varied or renewed in accordance with the provisions of section 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-issue treasury shares on-market.” CRH Notice and Proxy Statement 29

Corporate Governance The Company is committed to a high standard of corporate governance and regularly reviews its governance structures and arrangements to ensure that they meet best practices and applicable regulatory requirements. Governance Framework Board of Directors Collectively responsible for promoting the long-term sustainable success of the Company and generating value for shareholders. Its role is to provide leadership; to establish and monitor the Company’s Purpose, values and strategy; to set the Company’s risk appetite and ensure that there is a robust framework of prudent and effective controls to enable risks and opportunities to be assessed and managed; and to ensure that there is effective dialogue with shareholders on all relevant matters. The Board has established five permanent Committees to assist in the execution of its responsibilities. The charters of each Committee are available on the CRH website, www.crh.com. Acquisitions, Divestments & Finance Committee Supports the Board by reviewing the strategic rationale and impact of proposed acquisitions, divestitures, large capital expenditure projects and advising the Board on the financial requirements of the Company and on appropriate funding arrangements. Audit Committee Supports the Board by providing governance and oversight of the Company’s financial reporting and monitoring and assessing the Company’s risk management and internal control systems. Compensation Committee Supports the Board by setting and ensuring that the Company’s compensation policies are fair and responsible and that they incentivize and retain talent. The Committee also approves the compensation packages for the Chairman and Chief Executive and makes recommendations to the Board regarding the compensation for Executive Directors and senior executives. Nomination & Corporate Governance Committee Supports the Board by monitoring the Board's structure, size, composition and balance of skills to ensure that the Board can meet its strategic objectives and regulatory responsibilities. It is also responsible for monitoring corporate governance developments, human capital management and employee engagement. Safety, Environment & Social Responsibility Committee Supports the Board by monitoring and assessing performance in the areas of safety, climate change and sustainability and inclusion & diversity. The Board has delegated responsibility for the management of the Company, through the Chief Executive, to executive management. Chief Executive The Chief Executive has responsibility for full day-to-day operational and profit performance of the Company and accountability to the Board for all authority delegated to executive management. He is also responsible for executing strategy agreed with the Board and reporting regularly on the progress and performance of the Company. The Global Leadership Team supports the Chief Executive in executing his responsibilities. Global Leadership Team The Global Leadership Team is responsible for pursuing performance delivery and progressing the Company’s integrated solutions and climate-related strategy agenda. CRH Notice and Proxy Statement 30

Global Leadership Team Albert Manifold Chief Executive See biography on page 17. Jim Mintern Chief Financial Officer See biography on page 17. Randy Lake Chief Operating Officer Skills and experience: Randy joined CRH in the Americas in 1996 and has held several senior operating positions across multiple CRH businesses, initially in Architectural Products, then in Materials. In 2008, he was appointed President of our Americas Materials Performance group and subsequently led the launch of our Building Solutions business. Prior to his current appointment, Randy served as President of Americas Materials from 2012 to 2020 and Group Executive, Strategic Operations from 2020 to 2021. Randy is actively involved in the Materials industry in North America and served as Chairman of the U.S. National Stone, Sand & Gravel Association in 2018. Education: BS (Business Administration), MBA Peter Buckley President, Europe Division Skills and experience: Peter joined CRH in 2009 as Country Manager, China. Since then, he has held a variety of Senior Vice President roles across Asia-Pacific, Europe Materials East, Ash Grove Cement and UK & Ireland. He was President of Europe West prior to taking up his current role in 2024. Before joining CRH, Peter held various management positions globally in the paper and packaging industry. Education: BComm Nathan Creech President, Americas Division Skills and experience: Nathan joined CRH in the Americas in 2011. Prior to joining CRH, he held various operating and strategy roles in the building materials industry. At CRH, he has served in a number of business development and executive leadership roles, including Vice President U.S. Strategy & Development, Senior Vice President, Central Division of Americas Materials and most recently as President of CRH’s Building Envelope business. Nathan was appointed President of Building Products in 2021 and President of our new Americas Division in January 2023. Education: BS (Business), MBA Bob Feury Chief Culture & People Officer Skills and experience: Bob joined CRH in 1996 with the acquisition of his family’s business, Allied Building Products, which later became Americas Distribution. Upon the divestment of Americas Distribution in 2018, he served as Executive Vice President of Strategy and Development for CRH’s Building Products Division. In 2023, Bob joined CRH’s Global Leadership Team on his appointment as Chief Culture & People Officer (CCPO), a new role established to elevate strategic focus on culture and people. Education: BS (Finance and Financial Management Services) Isabel Foley Group General Counsel Skills and experience: Isabel joined CRH in 2020 in the newly created role of Group General Counsel. Isabel was previously a partner at Arthur Cox, one of Ireland's top-tier law firms, and is recognized globally as a leader in her field. She has advised State entities, multinationals and domestic corporations, and their boards, on business-critical risk, exposure and litigation arising from transactions and disputes as well as regulatory compliance and competition issues. Isabel is also an accredited mediator and an experienced and active mentor. Education: BCL, Law Society of Ireland, CEDR Accredited Mediator John Lydon Director of Development Skills and experience: John joined CRH’s Global Leadership Team in November 2022, in the new role of Director of Development, John spent over 20 years in the investment banking industry, working with leading corporates in Europe, Asia and North America with J.P. Morgan and Deutsche Bank covering M&A, capital markets and strategic advisory. Immediately prior to CRH, he was Head of Capital Markets at Davy, Ireland’s largest wealth manager and corporate adviser. Education: BBL (Business and Law), MFin Juan Pablo San Agustín Group Executive, Strategic Planning, Innovation and Venturing Skills and experience: Juan Pablo joined CRH in October 2020. He has over 25 years' experience working in the building materials industry across the Americas and Europe. His areas of expertise cover strategic planning, M&A, venture capital, digital innovation, and marketing. Immediately prior to CRH, he served as EVP of Strategic Planning and New Business Development at CEMEX, a Mexico-based multinational building materials company. Education: BS, MBA Philip Wheatley Chief Growth Officer Skills and experience: Philip re-joined CRH in the role of Chief Growth Officer in 2023. He previously worked for CRH for 16 years across a variety of roles in Corporate Development and Strategy, most recently as the Group Head of M&A. Prior to this, he held roles as the Group Strategy and Development Director, Development Director for Europe Materials and Group Development Manager. Before joining CRH, Philip held various M&A and operating roles in the financial services and building materials industries. Education: BA, ACA Members of our Global Leadership Team are appointed to their roles and serve at the discretion of the Company, rather than for a specific term of office. CRH Notice and Proxy Statement 31

Corporate Governance Guidelines The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) as a general framework to assist the Board in carrying out its responsibility for the business and affairs of the Company. The Governance Guidelines, which are available on www.crh.com, cover the role of the Board and management, the composition of the Board, the structure, operations, duties and responsibilities of the Board. The Nomination & Corporate Governance Committee keeps these guidelines under review and recommends any changes for approval by the Board. Board Leadership and Structure The roles of Chairman and Chief Executive are not currently combined. The Chairman is Richie Boucher, who is an independent non-management Director. Mr. Boucher was appointed to this role in January 2020, having joined the Board in March 2018. The Chief Executive is Albert Manifold who has held this position since January 2014 and has been a Board member since January 2009. There is a clear division of responsibilities between the roles of the Chairman and the Chief Executive, which is set out in the Governance Guidelines. The Board has appointed a Senior Independent Director, who chairs Board and Committee meetings in the absence of the Chairman and who is available to shareholders who have concerns that cannot be addressed through the Chairman, Chief Executive or Chief Financial Officer. The normal term of appointment is for a period of two years, which is renewable. This position has been held by Lamar McKay since April 2022. Director Independence Pursuant to the NYSE listing rules, in order for a Director to qualify as “independent”, the Board of Directors must affirmatively determine that the Director has no material relationship with CRH. Our Board’s guidelines for Director independence conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, the Board considers all relevant facts and circumstances when making an independence determination, including all relevant transactions, relationships and arrangements among Board members, their family members and the Company. Each of our 13 Directors who served in 2023, and will stand for re-election at the 2024 AGM, were determined to be independent under the foregoing requirements, except for Albert Manifold and Jim Mintern, who were not independent pursuant to the NYSE rules because they are executives employed by CRH. Therefore, all members of the Audit, Compensation and Nomination & Corporate Governance Committees are independent and, in addition, meet all additional applicable independence tests of the NYSE listing standards and additional standards imposed under the U.S. securities laws and the rules and regulations of the SEC. The Nomination & Corporate Governance Committee reviews the independence of each Director annually and makes recommendations to the Board regarding independence. Tenure of Directors All Directors serve a one-year term, except that the initial term for each Director shall run from the date of appointment until the next AGM and are subject to election by shareholders at each AGM. The Board does not believe that it should limit the number of terms for which a person may serve as a Director as they develop significant insights into the Company and its operations over time. Nonetheless, the Board keeps the tenure of Directors under regular review to ensure there is an appropriate focus on Board refreshment and mix of skills and expertise relevant to the needs of the Board and the Company. Directors with long tenure are subject to a rigorous performance review. Diversity Policy The Board is committed to ensuring that the Board (and the Audit, Compensation and Nomination & Corporate Governance Committees) and the senior executive team is sufficiently diverse and appropriately balanced. The objective of this policy is to ensure that diversity in all its forms is a core component in the decision-making process for Board renewal and management succession. In its work in the area of Board renewal and succession planning, the Nomination & Corporate Governance Committee looks at the following four criteria when considering Director roles: • International business experience, particularly in the regions in which the Company operates or into which it intends to expand; • Skills, knowledge and expertise (including education or professional background) in areas relevant to the operation of the Board; • Diversity in all aspects, including nationality, gender, ethnicity, sexual orientation, disability, educational, professional and socio-economic backgrounds, and personal strengths; and • The need for an appropriately sized Board. During the ongoing process of Board renewal, each, or a combination, of these factors can take priority. To date, the Board has not set any policy regarding age. It is the policy of the Board that there is regular refreshment of the Board’s Committees, which ensures to the extent possible that the overall experience and diversity of the Directors is reflected in the composition of the Committees and Chair roles, taking into account other requirements such as Board succession planning and the need for financial experts to be members of the Audit Committee. Process for selection of Non-management Directors The Board plans for its own succession with the assistance of the Nomination & Corporate Governance Committee. The process to identify, evaluate and appoint a non-management Director with the suitable experience, skills and time commitment takes into account both the needs of the Company and the diversity, tenure and skills of existing Board members. CRH Notice and Proxy Statement 32

Non-management Director Appointment Process • Non-management Director recruitment processes are supported by an external recruitment agent; • A skills matrix is maintained to identify particular skills that would enhance the Board or which might need to be replaced following planned Board retirements. The composition and skills of the Board is also reviewed as part of the annual Board evaluation process; • Potential candidate lists are collated based on specifications agreed following input from the Nomination & Corporate Governance Committee; • The Nomination & Corporate Governance Committee reviews candidate lists and selects individuals for interview; and • Once a preferred candidate is identified other members of the Board are invited to meet with them prior to formal consideration of their appointment to the Board. Board Evaluation The Nomination & Corporate Governance Committee is responsible for conducting an annual review of Board effectiveness, the composition of the Board in the context of the skills, knowledge, experience and diversity required, the operation and performance of the Chairman, the Board and its Committees, and the effectiveness of Board communications. The Senior Independent Director, who is a member of the Nomination & Corporate Governance Committee, is generally delegated responsibility by the Nomination & Corporate Governance Committee to lead the evaluation process on its behalf. Periodically, the evaluation is supported by an external service provider. The internal Board performance evaluation conducted in 2023 involved a series of one-to-one meetings, with a report of the feedback being considered by the Board. A number of minor suggestions were made in the report, including in relation to the structure of pre-read materials, further enhancements to the structure of discussions on strategic topics and building on the successful NYSE listing. Director Orientation & Continuing Education The Chairman agrees a tailored and comprehensive induction program with each new non-management Director. New non-management Directors are provided with extensive briefing materials on the Company and its operations, the procedures relating to the Board and its Committees and their duties and responsibilities as Directors under legislation and regulations that apply to the Company. Directors regularly receive copies of research and analysis conducted on the Company and the building materials sector, and receive relevant industry, economic and geo-political updates. Directors are provided with regular training on compliance and ethics matters, while updates in relation to other relevant matters, for example, changes in company law, are provided from time to time. In addition, two Board site visits each year are leveraged to gain a detailed understanding of CRH’s business model and strategy. The site visits in 2023 were to operations in Poland and Canada. Shareholder Engagement Engagement with our investors helps us better understand their expectations for our financial and sustainability performance. Over the past 12 months, the Chairman held meetings with shareholders holding approximately 40% of CRH’s issued share capital on corporate governance matters, during which he outlined the Board’s priorities and perspectives, to ascertain shareholders' views on a wide range of topics such as: • The NYSE listing, including detail around the transition, improvement in brand awareness and the factors that influence U.S. index inclusion; • Our strategy in the United States and Europe and the success of our integrated solutions strategy; • Capital allocation policies and M&A priorities; • Succession planning, and the process being followed at the senior management level; • Board composition, and the areas of focus for refreshment following the NYSE listing; • The process to review our executive compensation structures; and • Our approach to sustainability considering the differing European and United States regulatory regimes and progress towards our 2030 targets. The feedback from these meetings was provided to the Board and relevant Committees. Employee Engagement and Organization Culture Members of the Nomination & Corporate Governance Committee hold a number of employee engagement sessions each year. These are a mix of in-person and virtual sessions. The results from organizational health surveys are reported to the Board, while reports on the operation of CRH’s Hotline are reported to the Audit Committee and the Safety, Environment & Social Responsibility Committee. Executive Succession Planning Executive succession planning continues to be a focus for the Board. In particular, while no decisions have been made regarding timing or candidates, the Board has a well-defined process for managing Chief Executive succession in the medium-term, with plans for short-term emergency candidates if required for any circumstances. CRH Notice and Proxy Statement 33

Committees of the Board

The Board has established five permanent Committees to assist in the execution of its responsibilities:

- Acquisitions, Divestments & Finance;
- Audit;
- Compensation;
- Nomination & Corporate Governance; and
- Safety, Environment & Social Responsibility.

Ad hoc Committees are formed from time to time to deal with specific matters.

The responsibilities of each of the Board's Committees, which are summarized below, are set out in detail in their respective charters and which are available on the CRH website, www.crh.com.

Acquisitions, Divestments & Finance Committee

Chairman	Members	Primary Responsibilities
Richie Boucher	Caroline Dowling Richard Fearon Johan Karlström Shaun Kelly Badar Khan Albert Manifold Jim Mintern Siobhán Talbot	• Consider and approve acquisitions and divestitures and large capital expenditure projects up to agreed limits; • Consider, at the request of management, the financial requirements of the Company and to agree with management appropriate funding arrangements; • Consider and make recommendations to the Board in relation to the issue and buyback of shares and debt instruments and on the Company's financing arrangements, as appropriate; • As required, consider and make recommendations to the Board in relation to dividend levels on the Ordinary Shares; • Keep the Board advised on the financial implications of Board decisions in relation to acquisitions; • Approve guarantees related to bank financing provided by CRH plc up to certain limits; • Assist management, at their request, in considering any financial or taxation aspects of the Company's affairs; and • Review the Company's insurance arrangements.
		Summary of Principal Activities in 2023
		The Committee met four times during 2023, with the key areas of focus being the consideration and approval of a number of acquisitions and divestitures, which further enhance the Company's integrated solutions strategy.

Audit Committee

Chairman	Members	Primary Responsibilities
Shaun Kelly*	Caroline Dowling Richard Fearon* Badar Khan Siobhán Talbot* Christina Verchere ALL INDEPENDENT *Financial Experts under relevant SEC rules	• Monitor the integrity of the financial statements of the Company, its periodic filings under the Exchange Act, its annual report and financial statements prepared in accordance with Irish company law, preliminary results' announcements, and any other formal announcement relating to its financial performance, reviewing, and reporting to the Board on, significant financial reporting issues and judgements which they contain, having regard to the matters communicated to it by the auditor. Monitor the audit of the financial statements; • Review and discuss the Company's annual and audited financial statements, quarterly financial statements and SEC filings that contain such financial statements with management and the independent auditor, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its annual and quarterly periodic filings with SEC; • Keep under review the effectiveness of the Company's internal financial controls and the internal control and risk management systems and review and approve statements to be included in the Annual Report concerning internal control and risk management; • Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, or other violations of the Company's Code of Business Conduct; • Review the Company's arrangements for its employees to raise concerns, in confidence, about possible wrongdoing in financial reporting or other matters and review the Company's procedures and systems for detecting fraud and preventing bribery; • Keep under review the adequacy of the Company's compliance function; • Monitor and review the effectiveness of the internal audit function; • Review the effectiveness of the audit process and the independence and objectivity of the external auditors. Develop and monitor the policy on non-audit services to be provided by the external auditor. Approve the compensation and terms of engagement of the external auditor. Make recommendations to the Board in relation to the appointment or removal of the external auditor; and • Report to the Board on how it has discharged its responsibilities.

CRH Notice and Proxy Statement 34

Summary of Principal Activities in 2023 The Committee met six times during 2023, with the key areas of focus being the following: • Considering the impact of CRH's transition to a primary listing on the NYSE, and the related move to quarterly reporting, on the Company's financial reporting and internal control processes; • Recommended to the Board that it approve the interim and full year results statements and the 2022 Annual Report and Form 20-F; • Reviewed and discussed with management and Deloitte the Company's reporting on climate-related risks, including the impact on the Company's accounting judgments, disclosures and financial statements, and their alignment with CRH's carbon emissions reduction targets; • Reviewed management's impairment testing methodology and processes, including key judgment areas, assumptions and alignment with our carbon emissions reduction targets; • Having received confirmation of their willingness to continue in office, recommended to the Board Deloitte's continuance in office for the 2024 financial year. Their continuance will be subject to a non-binding advisory vote at the 2024 AGM; • Approved the Internal Audit Charter and audit plan for 2023; • Received regular updates from the Head of Internal Audit on the delivery of the 2023 internal audit plan; and • Reviewed an assessment by management of the effectiveness of the Company’s risk management and internal control systems. This had regard to risk management strategies and all material controls, including financial, operational and compliance controls that could affect the Company’s business. Compensation Committee Chairman Members Primary Responsibilities Lamar McKay Richie Boucher Caroline Dowling Johan Karlström Shaun Kelly Gillian Platt Mary Rhinehart ALL INDEPENDENT • Making recommendations to the Board with respect to the compensation, incentive compensation and equity- based plans for executive officers (other than the Chief Executive) that are subject to Board approval; • Being directly responsible for reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive, evaluating his or her performance in light of those goals and objectives, and determining and approving the Chief Executive’s compensation level; • Determining (in his or her absence) the total individual compensation package of the Chairman; • Being exclusively responsible for establishing the selection criteria, selecting, appointing and setting the terms of reference for any compensation consultants who advise the Committee, and for obtaining reliable, up-to-date information about compensation in other comparable companies; • Approving the design of, and determining the financial and non-financial targets for, any short-term performance- related pay schemes operated by the Company and approve the total annual payments made under such schemes. The Committee shall additionally review the design of all long-term share incentive plans for approval by the Board and shareholders, as applicable; and • Preparing such reports and other disclosure as may be required by applicable law and regulation to be prepared by the Committee, including disclosure required under Item 407(e)(5) of Regulation S-K and disclosure required to be prepared by the Committee for inclusion in the Company’s annual proxy statement. Summary of Principal Activities in 2023 The Committee met six times during 2023, with the key areas of focus being the following: • Considered and approved salary increases for the Executive Directors, see page 49 for more details; • Considered and approved the vesting and grant of awards under the Company’s short-term and long-term share incentive schemes, see page 49 for more details; and • Considered and approved updates to the Executive Directors service contracts. CRH Notice and Proxy Statement 35

Nomination & Corporate Governance Committee

Chairman	Members	Primary Responsibilities
Richie Boucher	Badar Khan Lamar McKay Gillian Platt Mary Rhinehart Siobhán Talbot ALL INDEPENDENT	• Identifying and nominating for the approval of the Board: (i) candidates to fill Board vacancies as and when they arise; and (ii) Board nominees to stand for re-election as directors at the annual or, as applicable, special meeting of shareholders; • Reviewing the independence of each Director and making recommendations to the Board regarding independence; • Considering succession planning for Directors and senior executives; • Keeping under review the leadership needs of the Company, both management and non-management, with a view to ensuring the continued ability of the Company to compete effectively in the marketplace; • Approving the terms of reference for any external person or agency engaged to facilitate the evaluation of Board performance and overseeing the annual performance evaluation process of Company management and of the Board, including its Committees; • Developing, and recommending to the Board, corporate governance guidelines applicable or appropriate to the Company and keeping under review corporate governance developments; • Through the Chairman of the Board or through the Chairman of the Committee, ensuring that the Company maintains contact as required with its principal shareholders about corporate governance matters; • Reviewing the disclosures and statements made in reports to shareholders on corporate governance contained in CRH's required regulatory disclosures; and • Reviewing and determining whether to approve any proposed transaction or ratify any transaction involving the Company and a related person which would be required to be disclosed under the rules of the SEC.
		Summary of Principal Activities in 2023
		The Committee met four times during 2023, with the key areas of focus being the following: • Reviewed and monitored the structure, size, composition and balance of skills on the Board; • Recommended the appointment of Ms. C. Verchere to the Board - see page 20 for details of Ms. Verchere's skills and expertise; • Recommended various updates in relation to the memberships of the Board's Committees; • Considered and recommended to the Board the approval of CRH's Governance Guidelines following CRH's transition to a primary listing on the NYSE during 2023; and • In conjunction with the Board, overseeing the succession planning process for executives.

Safety, Environmental & Social Responsibility Committee

Chairman	Members	Primary Responsibilities
Mary Rhinehart	Richie Boucher Richard Fearon Johan Karlström Lamar McKay Albert Manifold Gillian Platt Christina Verchere	• Monitoring the work of management to ensure that the Company's global health and safety policies and procedures are in line with best practice; • Reviewing and tracking performance against the Company's targets in the areas of health, safety, environment and social responsibility; • Monitoring management's strategies and action plans relating to health and safety, the environment and social responsibility, including inclusion and diversity programs; • Keeping under review developments in health and safety, the environment and social responsibility that may impact the Company; • Reviewing, at least annually, the Safety, Environment and Social Responsibility performance of the Company and reporting to the Board on any significant trends or developments; • Reviewing the findings resulting from audits of safety and environment performance across the Company; • Reviewing management's implementation of recommendations to improve performance in areas under the responsibility of the Committee; • As agreed with management, making periodic visits to locations worldwide in order to become familiar with the nature of the operations; and • Reviewing and approving any reports on Safety, Environment and Social Responsibility in public documents such as the annual Sustainability Performance Report.
		Summary of Principal Activities in 2023
		The Committee met five times during 2023, with the key areas of focus being the following: • Reviewed and monitored CRH's sustainability and climate-related targets, actions and performance; and • Considered and approved the publication of the 2022 Sustainability Performance Report and the inclusion of sustainability disclosures in the 2022 Annual Report on Form 20-F.

CRH Notice and Proxy Statement 36

Risk Oversight In accordance with Section 167(7) of the Companies Act 2014, the Board has delegated responsibility for monitoring the effectiveness of the Group’s risk management and internal control systems to the Audit Committee. Risk Governance Framework Board of Directors Ultimately responsible for strategy, risk and governance across CRH. Sets the risk appetite and ensures risks are being managed within appetite. Delegates responsibility to the Audit Committee. SESR Responsible for monitoring developments related to sustainability risks including safety, health, environment, climate and social performance, and providing strategic direction, oversight and risk assurance. Audit Committee Responsible for monitoring and assessing the Company's risk management and internal control systems. Receives regular updates on risk management strategies, mitigation and action plans. A key area of responsibility and focus of the Committee each year is to monitor the financial reporting process. Other CRH Committees Committees include: Acquisitions, Divestments & Finance; Compensation; and Nomination & Corporate Governance. Global Leadership Team Responsible for setting strategy, pursuing performance delivery and progressing our ambitious sustainability agenda. Delegates responsibility for risk strategy, oversight and governance to the Risk Committee. Risk Committee Responsible for setting risk strategy and overseeing our governance model and how we identify, assess and manage the principal and emerging global risks the Company encounters in the pursuit of our strategic objectives. Other Leadership Councils Responsible for overseeing aspects of strategy, policy, targets and objectives related to a particular priority area for the Company, such as health and safety, climate and information security. Regional Leadership Responsible for identifying and managing divisional risks, ensuring risk management frameworks are operating effectively and capturing upside of risk, where possible. Risk Champion Network Embedded across businesses, functions and divisions. Responsible for integration of risk management frameworks, regular reporting of risks and sharing best practice mitigation. First Line of Defense Operating company/business leaders are responsible for risk identification, management and ensuring that the control environment is robust. Second Line of Defense CRH has various oversight functions which are responsible for providing subject matter expertise, defining standards and ensuring adherence. Third Line of Defense CRH Internal Audit provides independent assurance over the control environment on a continuous basis. CRH Notice and Proxy Statement 37

Sustainability Oversight Board Oversight Sustainability, including addressing the impact of climate change, is embedded in the Company’s strategy and business model. The Board recognizes the importance of addressing the challenges of climate change and believes that the Company is well placed to provide value-driven solutions to help solve global challenges (such as water, circularity and decarbonization) by designing and innovating our products, services and solutions to capture further value and accelerate growth across CRH. Climate change and sustainability are frequent discussion topics at Board and Board Committee meetings, with the Board and its Committees discussing various aspects of the Company’s climate strategy, the linkage between the Company’s compensation policies and practices and the Company’s sustainability (and climate-related) objectives, stakeholder expectations, the regulatory environment and CRH’s carbon emissions reduction targets throughout the year. Mitigating and managing the impact of climate change presents opportunities and challenges for both CRH and our customers. These opportunities and challenges form an integral part of discussions on the Company’s strategy and business model, capital allocation, risk management and sustainability performance. The SESR Committee, to which the Board has delegated primary responsibility for monitoring developments related to sustainability, including climate, and providing strategic direction, oversight and support to the Board on these important topics, meets every quarter. The Board monitors and oversees progress against climate-related targets and goals through detailed reports of discussions and recommendations which are presented to it by the SESR Committee following the conclusion of each Committee meeting. Management Responsibility The Chief Executive is responsible for the operational and profit performance of the Company and is accountable to the Board for all authority delegated to executive management. The Chief Executive executes strategy agreed with the Board and regularly reports to the Board on the progress and performance of the Company, including in relation to climate-related matters. The Chief Executive is supported by the Global Leadership Team, which is responsible for implementing strategy, pursuing performance delivery and progressing the Company’s sustainability and climate-related agenda. Responsibility for formulating and executing our climate strategy sits with the Chief Operating Officer. The Global Leadership Team receives support from various executive-level committees and other working groups and functions on sustainability and climate-related issues. For more information on the Company's organization structure, including how responsibilities feed through each level, please see our Risk Governance Framework on page 37. Code of Business Conduct Our culture as a company is built on our commitment to uphold the CRH values. At CRH, our values unite us in the way we work, every day, all over the world. They are the foundation of our culture — they show what’s important to us and are central to our success as a company. At CRH, we do the right things in the right way, with respect for one another and for the law. This has always been our approach and as we continually reshape and improve our business, the one thing that will never change is our character – that combination of integrity, honesty and dependability that is a real strength of CRH. The foundation of the Legal and Compliance program is the Code of Business Conduct (CoBC) and supporting policies, which set out our standards of legal, honest and ethical behavior. The CoBC complies with the applicable code of ethics regulations of the SEC arising from the Sarbanes-Oxley Act. The CoBC is applicable to all employees of the Company, including the Chief Executive, our Global Leadership Team and senior financial officers. A refreshed CoBC and an enhanced training module was launched during 2021 and in 2022 both the CoBC and the training module were further updated to reflect the Company's refreshed values. An electronic copy of the CoBC is available on our website, www.crh.com. Amendments to, or waivers of the provisions of, the CoBC, if any, made with respect to any of our Directors and executive officers will be posted on our website. CRH's Internal Audit function works side-by-side with Legal and Compliance in monitoring compliance with the CoBC and supporting policies, and in providing an integrated approach to assurance. This cross-functional collaboration supports CRH's goal: to ensure CRH leads with integrity. CRH Hotline CRH has a Speak Up Policy which is available on www.crh.com in 22 languages. To provide guidance to reporters on our Speak Up channels and processes, Speak Up FAQs are also available to all employees in 22 languages. CRH engages an external service provider to administer an independent 24/7 multi-lingual confidential “Hotline” facility that allows reporters to make an anonymous report. CRH is committed to supporting all persons, including current, former and potential employees, customers, independent contractors, suppliers and/or other external stakeholders to raise good faith concerns that may be relevant to the CoBC, inappropriate or illegal behavior or violations of any CRH policies or local laws. Our Speak Up Policy outlines CRH’s commitment to providing various ways to speak up, handling those reports appropriately and confidentially and treating all reporters with fairness and respect to ensure they are comfortable when speaking up. All concerns are handled discreetly and are professionally investigated with appropriate actions taken based on investigation findings. CRH is committed to creating an atmosphere where employees feel empowered and feel comfortable to speak up when they have good faith concerns. The Policy also affirms our zero-tolerance approach to retaliation or any form of penalization for reporting good faith concerns pursuant to the Speak Up Policy. Both the Audit Committee and the SESR Committee receive regular updates from management on the key insights gained from the assessment of issues being raised on the Hotline as well as the responses to, and actions taken as a consequence of, issues being reported. Shareholder Communications with the Board Shareholders or interested parties desiring to communicate directly with the Board or with any individual Director may do so in writing addressed to the intended recipient or recipients, c/o Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland. The Office of the Company Secretary reviews all such communications and refers relevant correspondence directly to a Director or the Board following discussion with the Chairman, as appropriate. CRH Notice and Proxy Statement 38

Compensation Discussion & Analysis (CD&A) Compensation Committee Report As a Foreign Private Issuer, we are not required to disclose executive compensation according to the disclosure requirements applicable to U.S. domestic issuers. Accordingly, we have elected to provide disclosure of executive compensation as required by legislation applicable to companies incorporated in Ireland. However, in the context of our transition to a primary listing on the NYSE during 2023, the Compensation Committee has elected to voluntarily provide certain additional executive compensation disclosures and, as such, this CD&A includes certain additional new disclosures that are required of U.S. domestic issuers. The Compensation Committee has reviewed and discussed this CD&A with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the CD&A section be included in this Proxy Statement and the 2023 Annual Report on Form 10-K. Submitted by the Compensation Committee of the Board. Lamar McKay (Chairman) Richie Boucher Caroline Dowling Johan Karlström Shaun Kelly Gillian L. Platt Mary K. Rhinehart CRH Notice and Proxy Statement 39

Compensation Discussion & Analysis Introduction 41 A message from the Compensation Committee Chairman 42 2023 Performance Highlights 43 Overview of Pay Elements and Alignment to Strategy 44 Executive Compensation Philosophy and Objectives 45 Compensation Principles 45 Strong Compensation Governance (What We Do/What We Don’t Do) 46 The Role of Individual Performance 47 Shareholder Engagement & Say on Pay Results 47 Employee Engagement 47 2023 Pay Mix 48 How we Implemented the Compensation Policy in respect of 2023 49 Base Salary 49 Annual Bonus Plan 49 Performance Share Plan Awards 50 Other Employee Share Schemes 52 Benefits and Perquisites 52 Retirement Benefits 52 Employment Agreements 52 Change of Control 53 Compensation Decision Process 53 Compensation Committee 53 Compensation Consultants 53 Management 53 Benchmarking Compensation and Peer Group 54 Governance Features of Our Executive Compensation Programs 54 Stock Ownership Guidelines 54 Post-employment Holding Requirements 55 Anti-Hedging and Pledging Policy 55 Clawback Policy 55 Executive Compensation 56 Summary Compensation 56 Grant of Plan-Based Awards 57 Outstanding Equity Awards 58 Option Exercises and Stock Vested 59 Payments Upon or in Connection with a Change of Control 59 Non-management Director Compensation 60 Compensation Committee Interlocks and Insider Participation 60 CRH Notice and Proxy Statement 40

Introduction The CD&A describes: • the Company’s executive compensation philosophy and programs; • how our compensation programs support our long-term strategy and the long-term interests of our shareholders; • the Compensation Committee’s decision-making processes; and • information about the material elements of compensation that are paid, awarded to, or earned by our Chief Executive and the Chief Financial Officer (together, the “Executive Directors”). CRH’s Executive Directors for 2023 were: Albert Manifold Chief Executive and Executive Director Jim Mintern Chief Financial Officer and Executive Director CRH Notice and Proxy Statement 41

A Message from the Compensation Committee Chairman Context and Performance in 2023 CRH delivered another record result in 2023, with Net Income of $3.1 billion (2022: $3.9 billion), Adjusted EBITDA*7of $6.2 billion,15% ahead of 2022 (2022: $5.4 billion), and EPS of $4.36 (2022: $3.58), with EPS Pre-impairment* of $4.65 representing a 30% increase from prior year (2022: $3.58). CRH’s unique integrated solutions strategy, coupled with its ongoing focus on commercial and operational excellence, supported this record performance, while CRH’s strong cash generation and disciplined approach to capital allocation provides further opportunities to create value for all of its shareholders. The total dividend per share for 2023 was increased by 5%, with the final dividend being accelerated and paid as a second interim dividend on January 17, 2024. The payment of the second interim dividend was to facilitate the Company’s transition to a quarterly dividend cadence in 2024 following our transition to a primary listing on the NYSE during 2023. As part of our ongoing share buyback program, we repurchased 54.9 million Ordinary Shares in 2023 (2022: 29.8 million) for a total consideration of $3.0 billion (2022: $1.2 billion). On December 21, 2023, the Company commenced a further tranche of $0.3 billion which completed on February 28, 2024 and the Board has extended the program with an additional $0.3 billion tranche to be completed no later than May 9, 2024. We will continue to assess our share buyback program throughout 2024, with further updates on a quarterly basis. The increase in our dividend and share buyback program in 2023 demonstrates our confidence in the outlook for our business and our continued strong cash generation. The Company is continuing to make progress on our ambition to become a net‐zero business by 2050, with an industry-leading target of a 30% reduction in absolute carbon emissions by 2030 and continued investment in innovative technologies. Further information on these and other initiatives in areas such as water, circularity and decarbonization, and our $250 million Venturing and Innovation Fund to support the development of sustainable solutions for our customers are set out in our 2023 Annual Report on Form 10-K. Transition to a U.S. Primary Listing Following the overwhelming approval of shareholders, CRH transitioned to a primary listing on the NYSE during 2023. The policies, practices and outcomes outlined in this CD&A are in line with the compensation policy approved by shareholders in 2022 (the “2022 Policy”). The 2022 Policy, which reflects the governance norms that apply to companies with a primary listing on the LSE, was approved for a three-year period. Therefore, the Committee has determined that the 2022 Policy, a copy of which is available on the CRH website and was included in the 2021 Annual Report on Form 20-F, should remain in operation until the end of 2024. CRH Notice and Proxy Statement 42 7* Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' on pages 67 to 69. Strong alignment between performance and compensation outcomes

As CRH anticipates transitioning from being a Foreign Private Issuer to U.S. domestic issuer status, our compensation structures will evolve to more closely align with U.S. practices. As part of this process, a number of updated or new policies in relation to the hedging and pledging of CRH securities have been put in place; details of which are summarized on page 55. While this CD&A has been prepared in response to the requirements applicable to an Irish-incorporated company, this CD&A also includes certain additional disclosures that are required of U.S domestic issuers. In addition, during 2024 the Committee intends to review our compensation practices and policies with the intention of developing a Board-approved compensation framework for implementation in 2025 that reflects CRH's anticipated transition to U.S. domestic issuer status.

2023 Compensation

The Committee's approach to compensation and the metrics used in the compensation program to incentivize management reflect the Company's focus on continuous business improvement, strong cash generation, efficient and disciplined capital allocation, and support the long-term performance of the Company, as further summarized on page 44. A summary of 2023 compensation for our Executive Directors is set out on page 56.

Base Salary

Salary increases for employees across the Company in 2023 were dependent on a range of factors specific to a region or business. In Ireland increases were generally 4.25%. For the Executive Directors, salary increases were 3.5% in recognition of their continued strong performance, contribution and leadership of CRH.

2023 Annual Bonus Plan

Reflecting the strong performance in 2023, the financial metrics for the annual bonus plan, which accounted for 80% of the overall opportunity, were achieved in full. The Compensation Committee also assessed that the performance of the Executive Directors against their non-financial strategic personal targets, accounting for 20% of their potential opportunity under the annual bonus plan, was at a level which warranted a maximum payout. Notwithstanding these achievements, the Compensation Committee and the Executive Directors collectively judged that in the context of the uncertain economic climate and backdrop of high inflation and high interest costs, the overall annual bonus outcome should be capped at 90% of maximum. The Board accepted this collective recommendation.

2021 Performance Share Plan Award

Performance Share Plan (PSP) Awards are made to approximately 750 executives across the organization. The PSP Award made in 2021, which was subject to performance over the three-year period to December 31, 2023, has been assessed against the Cash Flow, RONA and Total Shareholder Return (TSR) targets set by the Committee in 2021. Performance against these targets has resulted in a 100% vesting level. The award for Mr. Manifold is subject to an additional two-year holding period and will, therefore, vest in March 2026. The award for Mr. Mintern, which was granted before his appointment to the Board, is not subject to an additional holding period and vested in March 2024.

The Committee is satisfied that the 100% vesting of the award is appropriate and that the value of these awards attributed to the increase in share price over the period is due to the Company's underlying performance.

Overall incentive outcome

The Committee is satisfied that there is a very strong alignment between the incentive outcomes outlined above for 2023 and the performance of the Company. The Committee also took into account a number of factors, including, feedback from other Committees in relation to matters such as safety performance, whether any extraneous factors outside the control of management had unduly influenced the outcome, progress in relation to strategic objectives not captured by the financial measures used for compensation purposes, and the experience of key stakeholder groups (including employees). The Committee concluded that there was no requirement to use its discretion to adjust incentive outcomes in respect of any of these matters.

Conclusion

2023 was another year of very strong performance for the Company and value creation for our shareholders. The Committee strongly believes there is a very close alignment between this performance and the compensation outcomes for the Executive Directors. Proposal 2 on the 2024 AGM agenda is a non-binding vote which gives shareholders the opportunity to express their views on the implementation of CRH's compensation policy in respect of 2023. Following the transition of our primary listing to the NYSE, it is intended that a resolution will be put to the 2025 AGM regarding the frequency of 'Say on Pay' votes.

Lamar McKay
Chairman of the Compensation Committee
March 15, 2024

2023 Performance Highlights

Revenue
$34.9bn
+7%
(2022: $32.7bn)
(2021: $29.2bn)

Adjusted EBITDA*
$6.2bn
+15%
(2022: $5.4bn)
(2021: $4.8bn)

Earnings per share (EPS) Pre-impairment*
$4.65
+30%
(2022: $3.58)
(2021: $3.12)

Operating cash flow
$5.0bn
+32%
(2022: $3.8bn)
(2021: $4.0bn)

Return on Net Assets*
15.3%
+200bps
(2022: 13.3%)
(2021: 12.7%)

Dividend per share
$1.33
+5%
(2022: $1.27)
(2021: $1.21)

2023 Compensation Snapshot

	Fixed	Performance-related Variable Compensation	
Director	Salary (i)	Annual Bonus (% of Max)	2021 PSP Award (% of Max)
Chief Executive	$1,848,196	90%	100%
Chief Financial Officer	$963,518	90%	100%

(i) The salaries for the Chief Executive and Chief Financial Officer are set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for 2023.

* Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' on pages 67 to 69.

CRH Notice and Proxy Statement 43

Overview of Pay Elements and Alignment to Strategy The following table summarizes the key compensation elements of our Executive Directors in 2023. A significant portion of the Executive Directors’ compensation is linked to the delivery of key business goals over the short and long-term which are critical to the execution of the Company’s strategy and the creation of shareholder value. In particular, in light of the criticality of Cash Flow and RONA to our Company’s strategy, we measure and incentivize the achievement of these metrics both annually and on a long-term basis through our annual bonus and performance share plan. Each element of the Executive Directors’ package is described in detail in the section titled “How we implemented the Compensation Policy in respect of 2023” on page 49. Pay Element Delivery Purpose 2023 Performance Measures (i) Further Details/Alignment with Strategy Fixed Base Salary Cash, fixed amount paid on a monthly basis Market competitive salary helps to attract and retain key talent _ Reviewed annually in light of individual performance, level of responsibility, knowledge and experience, competitive market compensation practice, and pay and conditions elsewhere in the Company Variable (At Risk) Annual Bonus Plan Mixture of cash and equity-based awards: • 66.7% of earned bonus paid in cash • 33.3% of earned bonus deferred into CRH shares for a period of 3 years Reward the creation of shareholder value through operational excellence and organic and acquisitive growth. The Plan incentivizes Executive Directors to deliver Company and individual goals that support long-term value creation EPS (25%) EPS is a measure of underlying profitability Cash Flow (30%) Cash flow is a measure of CRH’s ability to generate cash to fund organic and acquisitive growth and provide returns to our shareholders via dividends and share buybacks RONA (25%) RONA is a measure of CRH's ability to create value through excellence in operational performance Personal/Strategic Objectives (20%) Personal/strategic objectives enable a focus on specific factors aligned with CRH's short and medium term strategic objectives that promote long-term success Performance Share Plan Equity-based awards: • 3-year cliff vest against selected performance metrics • 2-year holding requirement for Executive Directors Align the interests of key management across different regions and nationalities with those of shareholders through an interest in CRH shares and by incentivizing the achievement of long-term performance goals Cash Flow (45%) Cash flow is a measure of CRH’s ability to generate cash to fund organic and acquisitive growth and provide returns to our shareholders via dividends and share buybacks RONA (20%) RONA is a measure of CRH's ability to create value through excellence in operational performance TSR (20%) TSR is a measure of CRH's returns to shareholders through the cycle and is measured relative to our peers Sustainability & Diversity (15%) Sustainability is deeply embedded in all aspects of the Company's strategy and business model. We recognize the importance of decarbonization in addressing the challenges of climate change and we are fully committed to achieving our ambition to be a net-zero business by 2050. We also believe that our integrated model of value-added products and innovative solutions strategy has a key part to play in the delivery of a more resilient built environment and a more sustainable future. Furthermore, we consider that further developing the diversity of our workforce and leadership teams will positively contribute to growing shareholder value over the longer term (i) In the case of the Performance Share Plan, the metrics for awards granted in 2021 were Cash Flow (50%), RONA (25%) and TSR (25%). CRH Notice and Proxy Statement 44

Executive Compensation Philosophy and Objectives Our aim is to make sure that CRH’s pay structures are fair, responsible and competitive, in order for CRH to attract and retain executives of the caliber necessary for it to compete in all of its markets. Our compensation structures are designed to drive performance and link reward to the responsibilities and individual contribution of executives, while at the same time reflecting the risk policies of the Company. It is our policy to grant participation in the Company’s performance-related plans to key management to encourage alignment with shareholders’ interests and to create a community of common interest among different regions and nationalities. We also seek to ensure that our compensation structures take into account the views of other stakeholders and evolving best practice. The Board and the Compensation Committee are regularly updated on the perspectives of our employees and take these perspectives into account when making compensation decisions. In particular, the Compensation Committee has oversight of compensation policy across the Company and endeavors to keep the structure of compensation consistent as far as possible, given CRH's international footprint. In general, total compensation is more variable (and, in particular, weighted towards long-term performance) for roles with greater levels of responsibility and scope. The Compensation Committee also takes into consideration the compensation practices of other international companies of similar size and scope and trends in executive compensation generally, in each of the regions in which the Company operates. We are mindful of managing any conflicts of interest. The Compensation Committee approves the compensation of the Chairman and Chief Executive, while the Board approves the compensation for other executives and a committee of the Chairman and the Executive Directors approves the compensation of the non-management Directors. Therefore, no individual is involved in determining his/her own compensation arrangements. Compensation Principles Our executive compensation programs are designed to align the interests of our Executive Directors with our shareholders, underpinned by the following core principles. Core Principles of our Compensation Arrangements Alignment with Business Strategy • Reward and motivate executives to perform in the long-term interests of shareholders; • Foster entrepreneurship within the Company by rewarding the creation of shareholder value through organic and acquisitive growth; • Provide a blend of fixed and variable compensation and short and long-term incentives linked to the delivery of key business goals over the short and long-term which are critical for the execution of the Company’s strategy; and • Reflect the risk policies and appetite of the Company. Pay for Performance • Ensure that there is appropriate alignment between pay and performance by delivering a significant amount of total compensation through variable short and long-term incentives linked to the delivery of key business objectives. Shareholder Alignment • Ensure the alignment of executive and shareholders’ interests through stock-based incentive awards linked to the delivery of key strategic objectives and the creation of shareholder value. Our Executive Directors are also subject to stock ownership guidelines. Market Pay Competitiveness • Ensure that compensation is market competitive, with regard to the size and complexity of the Company and the markets in which we operate, enabling the Company to recruit and retain talented executives. CRH Notice and Proxy Statement 45

Strong Compensation Governance (What We Do/What We Don’t Do) Our compensation programs incorporate best practices that we believe drive performance, while mitigating risk and aligning the interests of our executives with those of our shareholders. The table below highlights the key features of our compensation practices. Compensation Governance What We Do ✔ Tie pay to performance by ensuring that a significant portion of Executive Director compensation is variable and performance-based ✔ Set challenging financial targets for incentive awards taking into consideration our business strategy, operating goals and the macro-environment ✔ Apply a market-based approach for determining target compensation ✔ Utilize Performance Share Plan awards for our long-term incentives ✔ Require substantial stock ownership under our stock ownership guidelines for Executive Directors ✔ Engage in risk mitigation by including balanced performance metrics in our compensation programs, clawback provisions and oversight to identify risk ✔ Prohibit transactions by our Directors and Officers intended to hedge or offset the market value of CRH stock owned by them or pledging shares ✔ü Operate a robust clawback policy providing for the right to cancel or recoup incentive compensation in the event of financial restatements ✔ü Consider feedback provided by our shareholders related to executive compensation matters ✔ü Apply an additional two-year holding requirement on awards granted under the Performance Share Plan to our Executive Directors following the achievement of three-year performance goals What We Don’t Do Provide excessive benefits or perquisites Permit repricing of stock options or awards without shareholder approval Provide excessive change of control benefits. Our Executive Directors’ compensatory arrangements do not provide for: – automatic “single-trigger” vesting on long-term incentive awards; – inclusion of long-term incentive value in the calculation of cash severance; or – tax gross-ups No resetting of financial targets established at the beginning of a performance period, other than in routine cases to preserve the value of the incentive No guaranteed bonuses or uncapped incentive award opportunities for Executive Directors No payment of dividends or dividend equivalents on equity awards unless and until underlying awards vest CRH Notice and Proxy Statement 46

The Role of Individual Performance Individual performance informs the decision-making in relation to Executive Director base salaries, as well as the outcome of that element of the annual bonus linked to the achievement of personal goals. The Compensation Committee considered the following achievements and accomplishments of the Executive Directors in 2023: Individual Performance Name Position Achievements/Accomplishments in 2023 Albert Manifold Chief Executive • Supporting and driving the transition of CRH’s primary listing to the NYSE; • Overseeing the effective delivery and implementation of the Company’s new organization structure, effective from January 1, 2023, and its significant contribution to the Company’s business performance in 2023, particularly in relation to the further development of the Company’s integrated solutions strategy; and • Working closely with the Board on the design and operation of the long-term Chief Executive succession process and the processes for senior management succession and development generally. Jim Mintern Chief Financial Officer • Proactively supporting the Board's decision-making process and driving the implementation of the Company's change in primary listing to the NYSE; • Supporting the successful implementation of the divisional structure put in place in 2023 and the business leaders across the organization in leveraging the benefits of the new structure; • Supporting the continued execution of the Company’s integrated solutions strategy; and • Continuing to focus on succession planning in the finance function and the development of the talent pipeline for future leadership roles; actively fostering an environment that supports our people & culture journey and aligns with our values and entrepreneurial spirit, including being a role model in all areas of inclusion & diversity. Shareholder Engagement & “Say on Pay” Results We believe that it is very important to maintain open dialogue, and engage regularly, with shareholders on all aspects of compensation. This includes engagement both before and, where relevant, after votes on compensation at AGMs to understand shareholders’ perspectives on our policies and practices. We will continue to liaise with shareholders regarding compensation, as appropriate, as we transition our governance and compensation arrangements to the norms and best practices of U.S. domestic issuers with a primary listing on the NYSE. The table below summarizes the advisory vote on the “Say on Pay” resolution at the 2023 AGM in relation to the compensation paid to the Directors and the vote at the 2022 AGM on the 2022 Policy: Compensation-related Votes Year of AGM % in Favor % Against % of Issued Share Capital Voted Directors’ Compensation Report (‘Say on Pay’)(i) 2023 89% 11% 73% Directors’ Compensation Policy 2022 90% 10% 70% (i) The “Say on Pay” vote was conducted under the rules/requirements applicable to an LSE premium listed company and, as such, did not cover the compensation paid to “named executive officers” as required for domestic issuers under applicable U.S. provisions. Shareholders will have an opportunity at the 2024 AGM to cast an advisory vote to approve the 2023 compensation of the Directors of CRH plc, including the Executive Directors. Employee Engagement The Board is regularly kept abreast of employees’ perspectives on a wide range of topics. In particular, the Compensation Committee has oversight of the compensation policy across the Company and endeavors to keep the structure of compensation consistent as far as possible. The Board, led by members of the Nomination & Corporate Governance Committee, engages annually with a cross section of employees during the year through a mixture of in-person meetings and video conference calls. These are interactive sessions, which provide an opportunity for employees to discuss with Board members a wide range of topics and for us to gain a direct insight in relation to their perspectives on CRH, including on executive compensation. CRH Notice and Proxy Statement 47

2023 Pay Mix

Compensation at CRH consists of fixed pay (salary, pension and benefits), short-term variable pay and long-term variable pay. A significant portion of the compensation of the Executive Directors is linked to the delivery of key business goals over the short and long-term and the creation of shareholder value. The tables below show the hypothetical values of the compensation package for the Executive Directors under three assumed performance scenarios (based on 2023 compensation, using consistent assumptions to those made to comply with UK reporting regulations in previous years). No share price growth or the payment of dividend equivalents has been assumed in these scenarios. Further details in relation to the compensation mix is included in the Compensation Policy approved by shareholders at the 2022 AGM, a copy of which can be accessed on the CRH website, www.crh.com.

Compensation Outcomes in different Performance Scenarios

Performance Scenario	Payout Level
Minimum	• Fixed pay (see table below for each Executive Director); • No bonus payout; and • Nil vesting under the Performance Share Plan.
Target performance (i)	• Fixed pay (see table below for each Executive Director); • 50% annual bonus payout (112.5% of salary for the Chief Executive and 100% for the Chief Financial Officer); and • 25% Performance Share Plan vesting (91.25% of salary for the Chief Executive and 62.5% for the Chief Financial Officer).
Maximum performance (at constant share prices)	• Fixed pay (see table below for each Executive Director); • 100% annual bonus payout (225% of salary for the Chief Executive and 200% of salary for the Chief Financial Officer); and • 100% Performance Share Plan vesting (365% of salary for the Chief Executive and 250% for the Chief Financial Officer).

(i) The current construction of the Performance Share Plan provides for vesting on a straight line basis between threshold and maximum payout. Consequently, as there is no defined "target" payout or performance, the threshold amount has been reflected in this table and the Performance-related Outcomes for 2023 table below.

Compensation Values for 2023

	Salary ($)	Benefits ($)	Pension ($) (i)	Total Fixed Pay ($)
Chief Executive	1,848,196	24,080	Nil	1,872,276
Chief Financial Officer	963,518	36,250	96,352	1,096,120

(i) See page 52 for details in relation to retirement benefit arrangements.

Performance-related Compensation Outcomes for 2023



$'000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Chief Executive
$1,872
100%
$5,637
30%
37%
33%
$12,776
53%
32%
15%
$'000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Chief Financial Officer
$1,096
100%
$2,662
23%
36%
41%
$5,432
44%
36%
20%
Minimum
Target Performance
Maximum Performance
Fixed Pay
Annual Bonus
Long-term Incentives

CRH Notice and Proxy Statement 48

How we implemented the Compensation Policy in respect of 2023

Base Salary

Base salaries of the Executive Directors are set taking into account:

- the size and scope of the Executive Director's role and responsibilities;
- the individual's skills, experience and performance;
- salary levels at listed companies of a similar size and complexity to CRH and other international construction and building materials companies; and
- pay and conditions elsewhere in the Company.

Base salary is normally reviewed annually with changes generally effective on January 1, although the Board or the Compensation Committee may make an out-of-cycle increase if considered to be appropriate.

Salary increases of 3.5% were approved for the Chief Executive and Chief Financial Officer in respect of 2023 in recognition of their continued strong performance, contribution and leadership of CRH. The increases were set at a lower level than the increases for the wider workforce in the Executive Directors' home jurisdiction.

The following table outlines the annual base salary of the Executive Directors in 2023 and 2022, as well as the year-over-year percentage increase in base salary.

Year-over-year change in base salary

Name	Position	2023 Salary ($)	2022 Salary ($)	Percentage Increase (i)
Albert Manifold	Chief Executive	1,848,196	1,735,275	+3.5%
Jim Mintern	Chief Financial Officer	963,518	904,649	+3.5%

(i) The salaries for Mr. Manifold and Mr. Mintern are set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for the applicable year. The percentage increase noted above is the euro percentage increase.

Annual Bonus Plan

CRH's Annual Bonus Plan is designed to reward the creation of shareholder value through operational excellence and organic and acquisitive growth. The Plan incentivizes the Executive Directors to deliver Company and individual goals that support long-term value creation. A deferred element under the 2014 Deferred Share Plan (the "2014 DSBP"), whereby 33% of the earned bonus is structured as a conditional share award that will ordinarily vest after three years from grant, links the value of the Executive Directors' reward with the long-term performance of the CRH share price and aligns the interests of the Executive Directors with those of shareholders.

At the beginning of each year, the Compensation Committee determines the target and maximum bonus payable for each Executive Director, together with the applicable performance metrics.

CRH's Annual Bonus Plan for 2023 was based on a combination of financial targets and personal/strategic goals. The metrics for target payout, which is up to a maximum of 50% of the total annual bonus opportunity, are based on achieving the budget set by the Board in respect of each metric. The threshold level for bonus payouts in 2023 was for the achievement of 92.5% of budget, whereas maximum payout is achieved for stretch performance of 107.5% of budget. The relative weighting of the components of the 2023 plan are set out on page 50.

When setting the targets for the Annual Bonus Plan, the Compensation Committee makes assumptions regarding exchange rates and development activity. The Committee also compares the proposed targets to the outcomes for the previous year to ensure that the targets are sufficiently stretching. In this regard, it is important to note that the metrics in the plan are influenced by the economic cycle and other factors, such as ongoing portfolio management, government infrastructure spending programs and items outside of management's control and which may not continue into the next financial year.

When reviewing performance against the Annual Bonus Plan, the Compensation Committee typically makes a number of routine adjustments to the financial targets, for example, to reflect significant development activity and actual share buyback activity during the year.

The financial targets for the 2023 Annual Bonus Plan, which represent 80% of the potential bonus opportunity, were set in early 2023. As a result of the strong financial performance of the Company in 2023 and the record Adjusted EBITDA* result of $6.2 billion, the maximum target under each of the financial metrics was exceeded, resulting in a calculated payout level of 100%. Further details are set out on page 50.

The remaining 20% of the 2023 Annual Bonus Plan was linked to performance against key personal and strategic objectives. The Compensation Committee assessed the achievements under the objectives set for 2023, as outlined on page 47, and concluded that they were met to the fullest extent possible.

Notwithstanding these achievements, the Compensation Committee and the Executive Directors collectively judged that, in the context of the uncertain economic climate and backdrop of high inflation and high interest costs, the overall annual bonus outcome should be capped at 90% of maximum. The Board accepted this collective recommendation.

In determining this outcome, the Committee also took into account a number of factors, including, feedback from other Committees in relation to matters such as safety performance, whether any extraneous factors outside the control of management had unduly influenced the outcome, progress in relation to strategic objectives not captured by the financial measures used for compensation purposes, and the experience of key stakeholder groups (including employees). The Compensation Committee concluded that there was no requirement to use its discretion to adjust incentive outcomes in respect of any of these matters.

Annual bonus awards are subject to "malus" and clawback provisions for three years from the date of payment (cash awards) or grant (deferred awards).

*Represents a non-GAAP measure. See the discussion within 'Reconciliation of Non-GAAP Figures' on pages 67 to 69.

CRH Notice and Proxy Statement 49

2023 Annual Bonus Plan – Targets & Achievement

Measure	Weighting (% of total bonus)	2023 Targets – Performance needed for payout at (i) (ii) Threshold	Target	Maximum	2023 Performance Achieved (iii)	Percentage of Maximum Awarded (iv)
CRH EPS (iii)	25%	311.5c	336.7c	362.0c	462.2c	22.5%
CRH Cash Flow (iii)	30%	$3,443m	$3,723m	$4,002m	$4,883m	27.0%
CRH RONA (iii)	25%	10.6 %	11.5 %	12.3 %	14.8 %	22.5%
Personal/Strategic	20%				See page 47	18.0%
Total	100%					90.0%

(i) 0% of each element is earned at threshold, 50% at target and 100% at maximum, with a straight-line payout schedule between these points.

(ii) Targets have been adjusted to reflect the impact of the share buyback program and major development activity.

(iii) For the purposes of the Annual Bonus Plan, the EPS, Cash Flow and RONA outcomes in the table above differ from those disclosed elsewhere in the Proxy Statement and 2023 Annual Report on Form 10-K as they are based on financial reporting under International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. In addition, the outturn achieved for 2023 excluded exceptional items which are not expected to recur such as non-cash impairment. Operating Cash Flow and RONA have been defined as reported internally. Operating cash flow as reported internally is calculated after deducting cash outflows on the purchase of property, plant and equipment (PP&E), adding net proceeds from the disposal of PP&E, and before deducting interest and tax payments. RONA as reported internally reflects seasonality and the timing impact of development activity.

(iv) For the reasons outlined on page 43, the Compensation Committee and the Executive Directors judged that the payout under the 2023 Annual Bonus Plan should be capped at 90%.

The table below outlines the target bonus opportunity, the maximum bonus payable under the Annual Bonus Plan and the actual bonus paid to each Executive Director based on 2023 company and individual performance.

2023 Annual Bonus Plan – Payout

Name	Base Salary (i) ($)	Target Annual Bonus % of Salary	Target Bonus Amount ($)	Maximum Potential Bonus ($)	Actual Bonus Earned Based on 2023 Performance Total ($)	Cash Element ($)	Deferred Shares ($)
Albert Manifold	1,848,196	112.5%	2,079,220	4,158,441	3,742,597	2,495,065	1,247,532
Jim Mintern	963,518	100.0%	963,518	1,927,036	1,734,332	1,156,221	578,111

(i) The salaries for Mr. Manifold and Mr. Mintern are set and paid in euro and have been converted to U.S. Dollar using the average Bloomberg composite rate for 2023.

Performance Share Plan Awards

The purpose and goal of our long-term equity incentive compensation program (the "2014 Performance Share Plan" or the "PSP") is to align the interests of the Executive Directors (and key management across different regions and nationalities) with those of shareholders through an interest in CRH shares by incentivizing the achievement of long-term performance goals. Awards (in the form of conditional share awards) normally vest based on performance over a period of not less than three years. Awards for the Executive Directors are normally subject to an additional holding period ending on the fifth anniversary of the grant date.

2023 Awards

During 2023, awards under the 2014 Performance Share Plan were made to the Executive Directors.

45% of each award granted in 2023 is subject to a cumulative Cash Flow metric. The definition of cash flow, which applies to the cash metric for all PSP awards and is based on financial reporting under IFRS, is the net increase/decrease in cash and cash equivalents adjusted to exclude:

- Dividends to shareholders;
- Acquisition/investment expenditure;
- Proceeds from divestitures and movements in working capital;
- Share issues (scrip dividend, share options, other);
- Financing cash flows (new loans/repayments); and
- Foreign exchange translation.

The Compensation Committee considers that it is appropriate to make these adjustments to align with the performance targets, or to remove items that do not reflect the quality of management's operational performance, or are largely outside of the Company's control. The Compensation Committee may also make adjustments that may be required to cash flows, for example, as a result of acquisitions/divestitures completed during the performance period or a significant underspend or delay in budgeted capital expenditure, both ordinary and extraordinary.

20% of each award is subject to a TSR metric, with performance being measured against a tailored peer group on a market capitalization weighted basis (as described further on page 54).

20% of each award is subject to a RONA metric, a key measure used by management to assess investment opportunities and to run the business. RONA is defined as reported internally and is based on financial reporting under IFRS.

The remaining 15% of each award is subject to performance against a sustainability and diversity scorecard metric. Performance for the awards made in 2023 will be assessed over the three-year period to December 31, 2025.

Awards, to the extent that they vest, will be adjusted to accrue dividend equivalents based on dividends in the period from grant to the applicable date of vesting. "Malus" and clawback provisions apply to the awards.

CRH Notice and Proxy Statement 50

2023 PSP Awards to Executive Directors

Name	Base Salary ($) (i)	Target as a % of salary (ii)	Target Amount ($)	Date of Grant	Market Price on which award was based ($)	No. of Shares
Albert Manifold	1,848,196	91.25%	1,686,479	March 7, 2023	49.99	135,965
Jim Mintern	963,518	62.50%	602,199	March 7, 2023	49.99	48,549

(i) The salaries for Mr. Manifold and Mr. Mintern are set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for 2023. These awards are also reflected in the Summary Compensation table on page 56 and the Grants of Plan-Based Awards table on page 57.

(ii) The current construction of the PSP plan provides for vesting on a straight line basis between threshold and maximum payout. Consequently, as there is no defined "target" payout or performance, the threshold amount has been reflected in this table.

2021 PSP Award – Performance Assessed 2023

In 2021, the Executive Directors were granted conditional awards under the 2014 Performance Share Plan. The awards were based on TSR (25% of the award) against a tailored group of key peers (see page 54), Cumulative Cash Flow (50% of the award) and RONA (25% of the award), and performance was measured over the three-year period January 1, 2021 to December 31, 2023. In respect of the TSR element, CRH's TSR over the period ranked in the top quartile of the tailored peer group weighted by market capitalization and warrants 100% vesting for the TSR element. In respect of the cumulative cash flow element, the actual outturn over the period was $9.5 billion (see footnote (i) to the table below), resulting in 100% vesting for the cash flow element. In respect of the RONA element, the actual outturn was 14.8% (see footnote (iii) to the table below), resulting in 100% vesting for the RONA element. The table below sets out the targets for Cash Flow and RONA set by the Committee in 2021.

When reviewing performance against the targets, the Compensation Committee considered a number of adjustments consistent with best practice, for example, to neutralize the impact of significant acquisitions and divestitures

The Compensation Committee considers that the vesting outcome is reflective of the Company's underlying performance over the performance period. In accordance with the Policy, the 2021 award for Mr. Manifold will vest in 2026 on completion of an additional two-year holding period (subject to continued service during such period). The 2021 award for Mr. Mintern was granted prior to his appointment as Chief Financial Officer and, under the terms of the award, is not subject to an additional holding period. Accordingly, the award for Mr. Mintern vested in March 2024. Vested awards will be adjusted to accrue dividend equivalents based on dividends in the period from grant to the applicable date of vesting. The tables below set out details of the relevant targets and awards.

2021 Performance Share Plan Award Metrics



Cumulative cash flow
(50% of award) (i)
Vesting (% of element)
100%
25%
0%
Vesting Level
$6.5bn
$7.5bn
$9.5bn
Element vested at 100% (iv)
TSR vs. tailored peer group
(25% of award) (ii)
Vesting (% of element)
100%
25%
0%
Vesting Level
Median
Upper quartile
Element vested at 100% (iv)
RONA
(25% of award) (iii)
Vesting (% of element)
100%
25%
0%
Vesting Level
10.8%
12.6%
14.8%
Element vested at 100% (iv)

(i) Further information on how Cash Flow is calculated for PSP awards is set out on page 50. For the purposes of the 2021 Performance Share Plan, cash flow differs from that disclosed elsewhere in the Notice and Proxy Statement and 2023 Annual Report on Form 10-K as it is based on financial reporting under IFRS.

(ii) The methodology for calculating TSR assumes all dividends are reinvested on the ex-dividend date at the closing price on that day; the open and close price is based on the three-month average closing price on the last day before the start of the performance period and the final day of the performance period respectively. For the 2021 awards, TSR performance is assessed on a weighted market capitalization basis. The peer group used to assess TSR performance for the 2021 PSP award is set out on page 54.

(iii) For the purposes of the 2021 Performance Share Plan, RONA is defined as reported internally and differs from the RONA reported elsewhere in the Notice and Proxy Statement and 2023 Annual Report on Form 10-K as it is based on financial reporting under IFRS, is a pre-impairment measure, reflects seasonality and the outcome incorporates the timing impact of development activity.

(iv) For the purposes of the 2021 Award, the cumulative cash flow for the three years to end December 31, 2023 was $9.5 billion. TSR performance was in the top quartile against the tailored peer group. RONA at December 31, 2023 was 14.8%.

2021 Performance Share Plan Awards – Vesting Details

Name	Interests Held	Vesting Outcome (% of Max)	Interests Due to Vest	Date of Vesting	Assumed Share Price ($)(i)	Estimated Value ($)
Albert Manifold	174,794	100%	174,794	March 2026	69.16	12,088,753
Jim Mintern	33,332	100%	33,332	March 2024	69.16	2,305,241

(i) The award for Mr. Manifold, which includes the current value of dividend equivalents accrued in the period from the date of grant to December 31, 2023, is subject to a further two-year holding period and will vest in 2026. The award for Mr. Mintern, which includes the value of dividend equivalents accrued since the date of grant, is not subject to a further holding period as it was granted prior to his appointment as Chief Financial Officer and vested in March 2024. For the purposes of this table, the value of these awards has been estimated using a share price of $69.16, being the closing share price of our Ordinary Shares on December 29, 2023.

CRH Notice and Proxy Statement 51

Other Employee Share Schemes

The Irish-based Executive Directors are eligible to participate in Irish Revenue approved Savings-related Option Schemes (the 'SAYE Scheme') and Share Participation Schemes (the "Participation Scheme") on consistent terms with all other employees. The SAYE Scheme is open to all Irish and UK employees, although at present there is currently no financial services provider supporting new awards under Irish SAYE schemes following the exit from the market of the provider in 2021. Participants may save up to €500/£500 a month from their net salaries for a fixed term of three or five years and at the end of the savings period they have the option to buy CRH shares at a discount of up to 15% of the market price on the date of invitation of each savings contract. Details of the outstanding awards of the Executive Directors under the 2010 SAYE Scheme are set out on page 58. The Participation Scheme is an Irish Revenue approved plan and is open to all employees in Ireland. Grants can be made to participants up to a maximum of €12,700 annually in CRH shares. The Irish-based Executive Directors participated in the Participation Scheme in 2023.

Benefits and Perquisites

The Compensation Committee's policy is to set benefit provision at an appropriate market competitive level taking into account market practice, the level of benefits provided for other employees in the Company, the Executive Director's home jurisdiction and the jurisdiction in which the Executive Director is based.

Employment related benefits include the use of company cars (or a car allowance), medical insurance for the Executive Director and his/her family and life assurance.

Benefits may also be provided in relation to legal fees incurred in respect of agreeing service contracts, or similar agreements (for which the Company may settle any tax incurred by the Executive Director) and a gift on retirement.

Retirement Benefits

As disclosed in the 2022 Annual Report on Form 20-F, Mr. Manifold's contractual entitlement to compensation in lieu of pension payments ceased in August 2022 when he reached the age of 60. This entitlement replaced pension benefits foregone as a participant of a contributory defined benefit plan, following legislative changes in Ireland under the Finance Act 2006. There was no additional accrual to the legacy plan in 2023, nor did Mr. Manifold receive further contributions to or payments in lieu of pension. Changes in the actuarial present value of Mr. Manifold's accumulated benefits under the legacy contributory defined benefit plan in 2023 are set out in the Summary Compensation Table and supporting disclosures on page 56, but do not reflect further contributions during 2023.

Jim Mintern received a taxable non-pensionable cash payment of 10% of salary in lieu of a pension contribution. This is in line with that available to the wider UK and Irish workforce, as committed to in the 2022 Policy which was approved by shareholders at the 2022 AGM.

Employee Agreements

The Executive Directors have entered into employment agreements with CRH, the terms of which are described below.

Executive Director Service Contracts

	Chief Executive	Chief Financial Officer
Notice Period	• 12 months notice by the Company or the executive.	• 12 months notice by the Company or the executive.
Expiry Date	• Indefinite duration.	• Indefinite duration.
Payments on Termination	• On lawful termination of employment, the Committee may, at its absolute discretion, make a payment in lieu of 12 months' notice based on base salary and benefits due during that period.	• On lawful termination of employment, the Committee may, at its absolute discretion, make a payment in lieu of 12 months' notice based on base salary, benefits and pension contribution due during that period.
	• Where the Company terminates the contract lawfully without notice then no payment in lieu of notice shall be due. • If, in the event of a change of control, there is a diminution in the power, duties or functions of the Chief Executive he may terminate the contract. On such termination a payment equal to one year's compensation (being salary, benefits and vested incentive awards) will be made to the executive.	• Where the Company terminates the contract lawfully without notice then no payment in lieu of notice shall be due.
Disability	• The Chief Executive is eligible to receive long-term disability cover of 2/3 of gross annual basic salary less the state disability pension (the "Disability Cover"). If the maximum benefit payable under any insurance policy in place at the time is lower than the Disability Cover then the Company shall pay the Chief Executive the difference between any amount received and the Disability Cover for the duration of the insured claim (provided always that he is not receiving in excess of the Disability Cover at any time).	• The Chief Financial Officer is eligible to receive long-term disability cover of 2/3 of gross annual basic salary less the state disability pension (Disability Cover). If the maximum benefit payable under any insurance policy in place at the time is lower than the Disability Cover then the Company shall pay the Chief Financial Officer the difference between any amount received and the Disability Cover for the duration of the insured claim (provided always that he is not receiving in excess of the Disability Cover at any time).
Other Information	• The Company retains the ability to suspend the executive from employment on full salary and to require the executive to observe a period of "garden leave" of up to 12 months on full salary and contractual benefits.	• The Company retains the ability to suspend the executive from employment on full salary and to require the executive to observe a period of "garden leave" of up to 12 months on full salary, contractual benefits and pension contribution.

CRH Notice and Proxy Statement 52

Change of Control In the event of a change in control of the Company, the Compensation Committee will consider whether it would be appropriate for equity-based awards to be exchanged for equivalent equity-based awards with respect to the purchaser’s shares. Unless the Compensation Committee determines otherwise, the Company’s share plans provide that in the event of a change in control of the Company: • awards granted under the 2014 Performance Share Plan will vest taking into account the extent to which any performance condition has been satisfied and, unless the Compensation Committee determines otherwise, the period of time that has elapsed since grant and the relevant event (or if the event occurs during an applicable holding period, to the beginning of the holding period); and • awards granted under the 2014 Deferred Share Bonus Plan may, at the discretion of the Compensation Committee, vest in full. If the Company is wound up or there is a de-merger, de-listing, special dividend or other similar event which the Compensation Committee considers may affect the price of the Company’s shares: • awards granted under the 2014 Performance Share Plan may, at the Compensation Committee’s discretion, vest taking into account the extent to which any performance condition has been satisfied and, unless the Compensation Committee determines otherwise, the period of time that has elapsed since the date of grant and the relevant event (or if the event occurs during an applicable holding period, to the beginning of the holding period); and • awards granted under the 2014 Deferred Share Bonus Plan will vest to the extent the Compensation Committee determines. Compensation Decision Process Compensation Committee The Compensation Committee consists of seven non-management Directors considered by the Board to be independent under applicable NYSE standards. They bring a range of experience of large organizations and public companies, including experience in the area of senior executive compensation, to enable the Committee to fulfil its role. Their biographical details are set out on pages 17 to 20. The Compensation Committee operates under an agreed charter, a copy of which is available on the CRH website (www.crh.com), and its main focus is to: • make recommendations to the Board with respect to the compensation and incentive compensation and equity-based plans for executive officers (other than the Chief Executive) that are subject to Board approval; • review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive, evaluating his or her performance in light of those goals and objectives, and determining and approving the Chief Executive’s compensation levels and outcomes; • determine the total individual compensation package for the Chairman; and • approve the design of, and determine the financial and non-financial targets for, any short-term performance-related pay schemes operated by the Company and approve the total annual payments made under such schemes. The Committee shall additionally review the design of all long-term share incentive plans for approval by the Board and shareholders, as applicable. In addition, the Committee: • recommends and monitors the level and structure of compensation for senior management; and • oversees the preparation of this CD&A. In considering compensation levels for Executive Directors particularly, the Compensation Committee takes into account compensation trends across the Company, which has a diverse range of operations in 29 countries, in geographic regions which are often at different stages in the economic cycle. The Compensation Committee also takes into consideration feedback which the Company solicits and receives from shareholders in relation to Executive Compensation and receives advice and recommendations from other Board Committees in relation to matters within the remit of these Committees which are relevant to compensation considerations. Compensation Consultants In 2023, Ellason acted as the Compensation Committee's appointed independent compensation consultant. The Compensation Committee has satisfied itself that the advice provided by Ellason is robust and independent and that the Ellason engagement partner and team that provide compensation advice to the Compensation Committee do not have connections with CRH plc that may impair their independence. During 2023, Ellason provided the following compensation services: • research and advice regarding compensation trends, best practice and compensation levels for Executive and non-management Directors in companies of similar size and complexity; • advice in relation to compensation matters generally; and • attendance at Compensation Committee meetings, when required. Management Management supports the Compensation Committee by providing information and analysis, and occasionally meets with our independent compensation consultant to discuss compensation initiatives and competitive practices. The Chief Executive is responsible for recommending annual performance goals for each of the Chief Financial Officer and the members of the Global Leadership Team, and for conducting annual performance evaluations against such pre-established goals. Based on performance and competitive benchmarking reports, the Chief Executive makes recommendations to the Compensation Committee for the compensation of the other senior executives. CRH Notice and Proxy Statement 53

Benchmarking Compensation and Peer Group

On an annual basis, the Compensation Committee reviews a benchmarking analysis of total compensation for our Executive Directors relative to market data. Our compensation consultant develops market data appropriate for a company of our size using a combination of peer group data and market surveys. The market data, in combination with consideration of each Executive Director's experience, responsibilities and performance, assists the Compensation Committee in making informed, market-based decisions regarding our executive pay programs.

The Compensation Committee considered several factors in selecting our peer group, including industry, revenue size, geography and market capitalization. The Compensation Committee reviews and adjusts the peer group periodically on an as-needed basis.

CRH currently benchmarks Director compensation against multiple peer groups, to be used as a reference point in making compensation decisions. For 2023, the primary benchmark continued to be those companies comprising the 50 largest companies listed on the LSE (excluding financial services). Additional benchmarks were compiled based on CRH's TSR peer group for purposes of the 2014 Performance Share Plan awards (see table below), as well as a defined group of U.S. listed companies of comparable scale in terms of market capitalization and revenue.

Peer Group for Performance Share Plan Awards

ACS	Cemex	Martin Marietta	Titan Cement	Vulcan Materials
Boral	Heidelberg Materials	Saint Gobain	Vicat	Wienerberger
Buzzi Unicem	Holcim	Skanska	Vinci	

Governance Features of our Executive Compensation Programs

Stock Ownership Guidelines

The Chief Executive and the Chief Financial Officer are required to build up (and maintain) a minimum holding in CRH shares. The stock ownership guidelines for the Chief Executive and Chief Financial Officer are 3.5 times basic salary and 2.5 times basic salary, respectively, with the guidelines to be achieved by December 31, 2023 and June 1, 2024, respectively. These guidelines align with local practice in the Executive Directors' home market.

Executive Director Shareholdings as a % of 2023 Base Salary (i)



358%
151%
731%
0% 100% 200% 300% 400% 500% 600% 700% 800% 900% 1000% 1100% 1200% 1300%
270%
121%
0% 50% 100% 150% 200% 250% 300% 350% 400% 450%

	Guideline (% of Salary)	To be achieved by	Holdings as of February 15, 2024		Total Interests (% of Salary)
A. Manifold	350%	12/31/2023	358% / 151% / 731%	Value of shares (% of salary)	1,240%
J. Mintern	250%	06/01/2024	270% / 121%	Value of shares (% of salary)	391%

- Beneficially Owned Shares (as at February 15, 2024)
- Estimated after tax value of Deferred Share awards made in 2022, 2023 and 2024, as appropriate
- Estimated after tax value of PSP awards subject to a two-year hold period only

(i) For the purposes of this table, the interests have been valued using the closing share price on February 15, 2024 ($76.15).

For the purposes of determining the number of shares held by the Executive Directors, the relevant calculation will include shares beneficially owned, annual bonus awards which are deferred into shares for three years and PSP awards that have met the financial performance criteria but are subject to a two-year holding period prior to release (on a net of tax basis). The deferred share awards and PSP awards subject to a two-year holding period are not subject to any further performance criteria other than continued employment with the Company. In the event that the stock ownership guidelines are not met by the applicable deadlines, the Compensation Committee will consider what action to take at that time.

CRH Notice and Proxy Statement 54

Post-employment Holding Requirements The Chief Executive and Chief Financial Officer are required to hold shares equivalent to 2 times and 1.5 times basic salary, respectively, for a period of two years post-employment in a third-party trust. The shares will be held in trust on a rolling basis, until their employment ceases and a subsequent two-year period has elapsed. Anti-Hedging and Pledging Policy The Company prohibits Directors and executive officers from directly or indirectly engaging in hedging, short sales or any other derivative transaction involving the use of market investments to offset, manage the risk of, hedge or leverage movement in the market value of CRH’s Ordinary Shares. In addition, Directors and executive officers may not, at any time, directly or indirectly pledge or otherwise encumber CRH’s Ordinary Shares as collateral for indebtedness, including by holding such shares in a margin account. Clawback Policy In compliance with the requirements of the Exchange Act, the rules promulgated thereunder by the SEC and the NYSE listing standards, the Company has adopted a Clawback Policy that allows the Company to recoup certain incentive-based compensation from our current and former Executive Officers under certain circumstances. A copy of the Policy, which is effective from December 1, 2023, is available as Exhibit 97.1 to the 2023 Annual Report on Form 10-K (referred to therein as the Policy Relating to Recovery of Erroneously Awarded Compensation). CRH Notice and Proxy Statement 55

Executive Compensation

Executive Director Compensation

The following tables show annual and long-term compensation, for services in all capacities to CRH, earned by the Executive Directors. These tables and the accompanying narratives should be read in conjunction with the CD&A section, which provides a detailed overview of the methods used by CRH to compensate the Executive Directors.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Executive Directors for 2023 and includes comparative information for the 2021 and 2022 financial years.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name & Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Compensation Earnings ($)	All other Compensation ($)	Total ($)
Albert Manifold Chief Executive	2023	1,848,196	—	7,946,373	—	2,495,065	857,367	24,080	13,171,081
	2022	1,735,275	—	6,844,518	—	2,212,476	—	466,756	11,259,025
	2021	1,900,035	—	7,855,468	—	2,422,545	508,274	682,181	13,368,503
Jim Mintern Chief Financial Officer	2023	963,518	—	2,970,065	—	1,156,221	712,490	132,671	5,934,965
	2022	904,649	—	2,561,611	—	1,025,269	—	120,946	4,612,475
	2021	848,559	—	1,666,381	—	870,607	156,028	205,065	3,746,640

1. The amounts in column (c) reflect the base salary payments made to the Executive Directors during the fiscal year. The salaries for Mr. Manifold and Mr. Mintern are set and paid in euro and have been converted to U.S. Dollars using the average Bloomberg composite rate for the applicable year. The currency conversion results in apparent fluctuations in base salary from one year to the next.
2. The amounts in column (e) reflect the aggregate grant date fair value of awards made in the year reported, determined in accordance with FASB ASC Topic 718 (without any assumption for early forfeiture), of PSP awards, which are described in more detail on pages 50 and 51. The amounts reported also include the amounts of cash bonuses earned in respect of the relevant year that are, or for 2023 will be, deferred into Deferred Shares, which is discussed in further detail on page 49. The amount in column (e) includes PSPs based on an estimate of the expected value multiplied by the maximum number of shares comprising an award. Valuing the maximum number of PSPs granted in 2023 at their grant-date face value, whose payout will be determined in February 2026 based on the Company's performance in 2023-2025, the amounts reported above for 2023 would be as follows:

   Albert Manifold: $6,745,915
   Jim Mintern: $2,408,795

   Assumptions used in the calculation of these amounts are included in note 17 to the audited financial statements for the fiscal year ended December 31, 2023, included in CRH's Annual Report on Form 10-K filed with the SEC on February 29, 2024.

   The amounts of cash bonus deferred into Deferred Shares in 2023 for each Executive Director are included in column (e) as follows:

   Albert Manifold: $1,247,532
   Jim Mintern: $578,111
3. The amounts in column (g) for 2023 reflect the cash earned by the Executive Directors in 2023 and to be paid in 2024 under the annual bonus arrangements discussed in further detail on page 49 and not deferred pursuant to CRH's 2014 Deferred Share Plan.
4. The amounts in column (h) do not represent increased benefit accruals, but reflect changes in the actuarial valuations of legacy benefits accrued by the Executive Directors as participants in a contributory defined benefit plan. This disclosure aligns with SEC reporting requirements and reflects updates to assumptions and variations in the interest rates used to calculate the present values of these legacy benefits. As a result of past changes in Irish pension legislation, Mr. Manifold and Mr. Mintern ceased accruing benefits under this plan in 2006 and 2013, respectively, opting instead to receive a supplementary taxable non-pensionable cash supplement in lieu of pension benefits. As reported last year, Mr. Manifold's contractual entitlement to this cash supplement ceased in August 2022. Mr. Mintern's cash supplement is limited to 10% of salary. These cash supplements are captured in column (i) above. Nil has been reported in column (h) where results equalled a negative value.
5. The amount shown in column (i) reflects pension allowances, cash allowances for car and health insurance, benefit in kind on cars or subscriptions, and death, disability and permanent health insurance paid by the employer.

CRH Notice and Proxy Statement 56

Grants of Plan-Based Awards

The following table details the grants of plan-based awards in 2023 to our Executive Directors.

Grants of plan-based awards in 2023

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Estimated Future Pay-outs Under Non-Equity Incentive Plan Award			Estimated Future Pay-outs Under Equity Incentive Plan Awards			All other Stock Awards: Number of Share or Stock or Units (#)	Grant Date Fair value of Stock and Option Awards ($)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Minimum ($)	Target ($)	Maximum ($)		
Albert Manifold									
Annual Bonus - Cash	Apr 28, 2023	—	1,386,147	2,772,294	—	—	—	—	—
Annual Bonus - Deferred Shares	Apr 28, 2023	—	—	—	—	14,293	28,586	—	693,074
Performance Share Plan	Mar 7, 2023	—	—	—	33,991	33,991	135,965	—	1,674,698
Jim Mintern									
Annual Bonus - Cash	Apr 28, 2023	—	642,345	1,284,691	—	—	—	—	—
Annual Bonus - Deferred Shares	Apr 28, 2023	—	—	—	—	6,623	13,246	—	321,173
Performance Share Plan	Mar 7, 2023	—	—	—	12,137	12,137	48,549	—	597,976

1. For each Executive Director, the amounts shown in columns (c), (d) and (e) reflect the portion of the annual bonus that would have been paid in cash if, respectively, threshold, target and maximum performance was achieved for the year (i.e. after reduction for the total portion that would be deferred).
2. The amounts shown in columns (f), (g) and (h) reflect the portion of the annual bonus that would have been deferred if, respectively, threshold, target and maximum performance was achieved for the year. These awards are discussed further on page 49. The actual amounts paid are reflected in the Summary Compensation Table on page 56.
3. The amounts shown in columns (f), (g) and (h) also reflect the threshold, target and maximum, respectively, levels of PSPs payable if the performance measurements are satisfied in the period 2023-2025. Note there currently is no concept of 'Target' payout in the 2014 Performance Share Plan. Therefore, column (g) reflects the numbers of shares that vest for meeting the Threshold performance level. These awards are discussed under the heading "2023 PSP Awards" on pages 50 and 51.
4. The amounts shown in column (j) reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

CRH Notice and Proxy Statement 57

Outstanding Equity Awards at Fiscal Year-End

The following table shows, for each of our Executive Directors, information with respect to the unexercised stock options (columns (d), (e), (f) and (g)), stock unit awards (columns (h) and (i)) that have not vested, and equity incentive plan awards (columns (j) and (k)) outstanding on December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
			Option Awards				Stock Awards			
Name	Grant Date	Vesting Year	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Price	Option Exp. Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares of Units of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that have not Vested (3)
Albert Manifold										
2019 PSP	May 7, 2019	2024	—	—	—	—	—	—	211,200	14,606,592
2020 PSP	Mar 3, 2020	2025	—	—	—	—	—	—	190,931	13,204,788
2021 DSBP	Mar 9, 2021	2024	—	—	—	—	—	—	32,967	2,279,998
2021 PSP	Mar 9, 2021	2026	—	—	—	—	—	—	171,245	11,843,304
2022 DSBP	Mar 8, 2022	2025	—	—	—	—	—	—	25,017	1,730,176
2022 PSP	May 3, 2022	2027	—	—	—	—	—	—	166,617	11,523,232
2023 DSBP	Mar 7, 2023	2026	—	—	—	—	—	—	29,490	2,039,528
2023 PSP	Mar 7, 2023	2028	—	—	—	—	—	—	138,780	9,598,025
Jim Mintern										
2019 SAYE	May 2, 2019	2024	—	1,247	26.21	Feb 28, 2025	—	—	—	—
2021 DSBP	Mar 9, 2021	2024	—	—	—	—	—	—	4,737	327,611
2021 PSP	Mar 9, 2021	2024	—	—	—	—	—	—	32,655	2,258,420
2022 DSBP	Mar 8, 2022	2025	—	—	—	—	—	—	8,248	570,432
2022 PSP	May 3, 2022	2027	—	—	—	—	—	—	59,495	4,114,674
2023 DSBP	Mar 7, 2023	2026	—	—	—	—	—	—	13,666	945,141
2023 PSP	Mar 7, 2023	2028	—	—	—	—	—	—	49,554	3,427,155

1. The amount shown in column (e) reflects outstanding awards under the Company's 2010 Savings-related Share Option Scheme (see page 52 for more details).
2. For each Executive Director, the amounts shown in columns (j) reflect the number of outstanding awards under the Company's 2014 Deferred Share Bonus Plan and the 2014 Performance Share Plan (see pages 49 to 51 for more details), including adjustments for dividends accrued in the period since the date of grant.
3. The market value of these has been estimated using a share price of $69.16, being the closing share price of the Company's Ordinary Shares on the NYSE on December 29, 2023.

CRH Notice and Proxy Statement 58

Option Exercises and Stock Vested The table below shows on an aggregated basis for each of the Executive Directors information on (i) the exercise of options for the purchase of CRH stock; (ii) the vesting of stock, including Deferred Shares and PSPs, during the last completed fiscal year. Option Exercises and Stock Vested (a) (b) (c) (d) (e) Option Awards Stock Awards Number of Shares Acquired on Exercise Value Realized on Exercise ($) Number of Shares Acquired on Vesting Value Realized on Vesting ($) Albert Manifold 1,293 41,393 225,980 11,839,869 Jim Mintern — — 40,906 2,052,437 1. The amount shown in column (b) represents the number of shares acquired following the exercise of an option under the Company’s 2010 Savings-related Share Option Scheme. 2. The amount shown in column (c) has been calculated by multiplying the number of shares acquired by the closing price of CRH shares on the date of exercise, less the exercise cost. 3. The amounts shown in column (d) represents the number of shares vested under CRH’s 2014 Deferred Share Plan and 2014 Performance Share Plan. 4. The amounts shown in column (e) have been calculated by multiplying the number of units vested by the closing price of CRH shares on the date of vesting. Payments Upon or in Connection with a Change of Control This section describes and estimates payments that could be made to the continuing Executive Directors under different termination and change of control events. The estimated payments would be made under the terms of the compensation and benefits programs. The amounts in the table below are calculated as if the different events occurred as of December 31, 2023 and assumes that the price of CRH’s shares is the closing price as of December 29, 2023 (the last trading date of the fiscal year). Share Plan Rules – Leaver Provisions The treatment of outstanding share awards in the event that an Executive Director leaves is governed by the relevant share plan rules. “Good leaver” circumstances are defined in the 2014 Performance Share Plan and 2014 Deferred Share Plan as ill-health, injury, disability, the participant’s employing company or business being sold out of the Group or any other reason at the Committee’s absolute discretion (except where a participant is summarily dismissed). Where an individual leaves by mutual agreement the Committee has discretion to determine the treatment of outstanding share awards. Individuals who are dismissed for gross misconduct would not be treated as “good leavers”. Awards under the Savings-related Share Option Scheme are treated in accordance with the rules. The rules provide that awards may be exercised by a participant’s executor within 12 months of the date of death, and six months from the date of termination of employment in other circumstances where options automatically become exercisable, for example in the case of retirement. Where an executive ceases employment on his/her own volition or as a result of summary dismissal they will normally forfeit outstanding share incentive awards. The Committee may allow awards to vest early at its discretion in the event that an Executive Director is to be transferred to a jurisdiction where he/she would suffer a tax disadvantage or he/she would be subject to restrictions in connection with his/her award, the underlying shares or the sales proceeds. CRH Notice and Proxy Statement 59

Change of Control

In the event of a change in control of the Company, the Committee will consider whether it would be appropriate for awards to be exchanged for equivalent awards in the purchaser's shares. Further details of the possible treatment of awards in the event of a change in control are set out on page 53.

Value of Payments Upon Termination

The following table shows the potential incremental value of payments to each Executive Director upon termination, including in the event of a Change of Control of CRH, assuming a December 31, 2023 termination date and, where applicable, using the NYSE closing price on December 29, 2023 (the last trading day of 2023).

Value of Payments Upon Termination

Name	Benefit or Payment	Retirement ($)	Involuntary Not-for-Cause Termination ($)	Disability ($)	Death ($)	Change of Control ($)
Albert Manifold	Cash Payments	3,742,599	3,742,599	5,898,828	9,287,187	5,590,795
	Unvested PSUs	50,536,183	50,536,183	50,536,183	50,536,183	50,536,183
	Unvested Options	—	—	—	—	—
	Deferred Shares	6,049,702	6,049,702	6,049,702	6,049,702	6,049,702
	Health & Welfare Benefits	10,533	10,533	5,267	—	10,533
Jim Mintern	Cash Payments	1,734,333	1,734,333	2,858,438	4,624,888	2,697,851
	Unvested PSUs	6,143,921	6,143,921	6,143,921	6,143,921	6,143,921
	Unvested Options	53,562	53,562	53,562	53,562	53,562
	Deferred Shares	1,843,183	1,843,183	1,843,183	1,843,183	1,843,183
	Health & Welfare Benefits	24,867	24,867	1,622	—	3,244

Non-Management Director Compensation

The compensation of non-management Directors is determined by a committee of the Chairman and the Executive Directors, who considered and approved a 3.5% increase in the fees of the non-management Directors with effect from January 1, 2023. The Compensation Committee considered and approved a 3.5% increase for the Chairman. Both increases are in line with the increase received by the Executive Directors. Details of the compensation paid to non-management Directors in 2023 (and which comprised cash fees only) are set out on page 22.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2023 were Lamar McKay, Richie Boucher, Caroline Dowling, Johan Karlström, Shaun Kelly, Gillian L. Platt and Mary K. Rhinehart, all of whom are independent, non-management Directors. No member of the Compensation Committee has been an executive officer or employee of the Company, and no member of the Compensation Committee had any relationships during fiscal year 2023 requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related-party transactions. No member of the Compensation Committee or the Board served during fiscal year 2023 as an executive officer of another entity at which one of the Company's executive officers served as a director or member of such entity's compensation committee (or other committee serving an equivalent function).

CRH Notice and Proxy Statement 60

Stock Ownership Information

Stockholdings of Certain Owners and Management

The table below shows the total number of ordinary shares beneficially owned by (i) each of our Directors, (ii) all those known by us to beneficially own more than 5% of our Ordinary Shares and (iii) all of our Directors and executive officers as a group, as of March 8, 2024. Unless otherwise indicated, (i) each beneficial owner listed below has sole voting and dispositive power over the securities held and (ii) the address of each beneficial owner listed in the following table is c/o CRH plc, Stonemason's Way, Rathfarnham, Dublin 16, Republic of Ireland.

Stockholdings of Certain Owners and Management (i)

Title of Class	Name and address of beneficial owner	Number of Ordinary Shares Beneficially Held	Percent of Class
Ordinary Shares	Richie Boucher	23,300	Less than 1%
Ordinary Shares	Albert Manifold	87,063	Less than 1%
Ordinary Shares	Jim Mintern	34,382	Less than 1%
Ordinary Shares	Lamar McKay	4,000	Less than 1%
Ordinary Shares	Caroline Dowling	1,000	Less than 1%
Ordinary Shares	Richard Fearon	80,000	Less than 1%
Ordinary Shares	Johan Karlström	2,000	Less than 1%
Ordinary Shares	Shaun Kelly	3,000	Less than 1%
Ordinary Shares	Badar Khan	1,000	Less than 1%
Ordinary Shares	Gillian L. Platt	1,146	Less than 1%
Ordinary Shares	Mary K. Rhinehart	1,045	Less than 1%
Ordinary Shares	Siobhán Talbot	1,550	Less than 1%
Ordinary Shares	Christina Verchere	1,000	Less than 1%
	Total Directors and Executive Officers as a Group	240,486	Less than 1%
	Greater Than 5% Beneficial Owners		
Ordinary Shares	BlackRock Inc. (ii)	66,183,769	8.9%

(i) For purposes of this table "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any Ordinary Shares that such person has the right to acquire within 60 days of the date of determination.

(ii) Based on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 25, 2023, BlackRock, Inc. and its subsidiaries beneficially owned an aggregate of 66,183,769 Ordinary Shares as of December 31, 2022, and BlackRock, Inc. had sole voting power over 60,481,075 Ordinary Shares and sole dispositive power over 66,183,769 Ordinary Shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

CRH Notice and Proxy Statement 61

Securities Authorized for Issuance Under Equity Compensation Plans The following table summarizes information, as of December 31, 2023, relating to our equity compensation plans pursuant to which grants of options, restricted share awards, performance share awards, deferred compensation awards or other rights to acquire our Ordinary Shares may be granted from time to time. Plan Category (A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (B) Weighted - Average Exercise Price of Outstanding Options, Warrants and Rights ($) (3) (C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (4) Equity compensation plans approved by security holders (1) 10,570,250 25.06 24,095,455 Equity compensation plans not approved by security holders (2) 336,639 — 34,329,066 Total 10,906,889 58,424,521 1. Includes the Company’s 2014 Performance Share Plan and the Company’s Savings-related Share Option Schemes, each of which has been approved by the shareholders. For a description of these plans, please see pages 49 to 52. 2. Includes the 2014 Deferred Share Plan and the 2013 Restricted Share Plan, neither of which are considered “equity compensation plans” requiring shareholder approval under the rules of the NYSE. For a description of the 2014 Deferred Share Plan please see page 50. Under the rules of the 2013 Restricted Share Plan, certain senior executives (excluding Executive Directors) can receive conditional awards of shares. 3. The weighted average exercise price of outstanding options, warrant and rights excludes awards under the 2014 Performance Share Plan, the 2013 Restricted Share Plan and the 2014 Deferred Share Plan because they have no exercise price. 4. Under the applicable rules of the Company’s share schemes, the total number of shares allocated under the Company’s share schemes cannot exceed such number as represents 10% of the Ordinary Share capital of the Company in issue at any given time, with a 5% threshold applying under the 2014 Performance Share Plan and the remaining 5% applying to all other Plans. CRH Notice and Proxy Statement 62

Related Party Transactions Transactions with Related Persons During fiscal year 2023, Extech Building Materials (Extech) made building materials purchases from certain of our wholly-owned subsidiaries in the aggregate amount of approximately $5,474,000. Extech is majority owned by the family of Robert Feury, our Chief Culture and People Officer, who owns a minority stake in Extech. Robert Feury’s father, Robert Feury Sr., is a director and part owner of Extech, his brother, Tim Feury, is Extech’s chief executive and part owner and his brother, Brian Feury, is a sales manager at Extech and part owner. These ongoing transactions were conducted on an arm’s-length basis in the ordinary course of business and were approved in accordance with the Company’s Related Party Transactions Policy. BlackRock, Inc. and its affiliates (together, “BlackRock”) held more than 5% of CRH’s shares during 2023. During 2023, CRH has invested an approximate daily average of $460,000,000 in a money market fund managed by BlackRock, for which BlackRock received fees of approximately $332,000 based on the amounts invested in the fund. This ongoing transaction has been conducted in the ordinary course of business and on customary terms negotiated on an arm’s-length basis, and it has been approved by the Board’s Nomination & Corporate Governance Committee in line with CRH’s policy on transactions with related persons. Policy and Procedures for Review and Approval of Related Party Transactions The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and related parties (including current executive officers and directors and persons who served in those roles at any time since the beginning of our most recently completed fiscal year, greater than 5% beneficial owners of the Company’s Ordinary Shares, immediate family members of such persons, related entities of such persons, and persons who may be a ‘related person’ under applicable Disclosure Guidance and Transparency Rules of the UK’s Financial Conduct Authority (the “UK DTR”) (a “Related Party”). The policy covers transactions in which the Company or any of its controlled subsidiaries was, is or will be a participant, where the amount involved exceeds $120,000, and in which a Related Party has or will have a material interest, in addition to certain transactions or arrangements (other than in the ordinary course of business and concluded on normal market terms) that would fall within the scope of the applicable UK DTR on related party transactions (any such transaction, a “Related Party Transaction”). Related Party Transactions must be reviewed and approved by the Nomination & Corporate Governance Committee of the Board, which will approve a transaction only if it determines that the transaction is not inconsistent with the interests of the Company and its shareholders and such transaction complies with other relevant Company policies, organizational documents and relevant requirements. If it is inappropriate for the Nomination & Corporate Governance Committee to review and consider the approval or ratification of the Related Party Transaction for reasons of conflict of interests or otherwise, then the proposed transaction will be approved by another independent body of the Board. In addition, if a proposed Related Party Transaction involves a Related Party who is a member of the Nomination & Corporate Governance Committee (or such alternate independent body considering such transaction) or an immediate family member thereof, such director may not participate in any discussion or vote regarding approval, ratification or rejection of such transaction, although such director may be counted in determining the presence of a quorum at a meeting to consider such transaction. In considering the transaction, the Nomination & Corporate Governance Committee, or its substitute independent body, shall take into account, among other factors it deems appropriate, the following factors: • whether the transaction was undertaken in the ordinary course of business of the Company; • the parties thereto and the relationship of the Related Party to the Company; • the extent, direct or indirect, of the Related Party’s interest in the transaction; • the approximate dollar value of the amount involved in the transaction; • the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss; • whether the transaction was undertaken in the ordinary course of business of the Company; • whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that would have been reached with an unrelated third party; • the material terms of the proposed Related Party Transaction, including the purpose of, and the potential benefits to the Company of the transaction; • the public announcement requirements that may apply under the Exchange Act or the UK DTRs; • the importance and fairness of the transaction both to the Company and the Related Party; • whether the Related Party Transaction could also fall within restrictions on noncash and credit transactions with directors or their connected persons under the Companies Act 2014; and • any other information regarding the transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transactions. The Nomination & Corporate Governance Committee has delegated authority to the Chairman of the Committee to pre-approve or ratify certain transactions subject to the Related Party Transactions Policy. A summary of any new transactions pre-approved or ratified by the Chairman is provided to the Nomination & Corporate Governance Committee for its review at its next scheduled meeting. CRH Notice and Proxy Statement 63

General Information This Notice of Meeting and Proxy Statement relates to the solicitation of votes or proxies by CRH plc, on behalf of its Board of Directors (the “Board”), for use at the Company’s 2024 Annual General Meeting and at any adjournment or postponement of such meeting. The Company bears the cost of solicitation of proxies by the Company. In addition to this mailing, our Directors, officers, and employees in the ordinary course of their employment, without special compensation other than reimbursement of expenses, may solicit proxies personally, electronically, by telephone, or with additional mailings. We are paying D.F. King a fee of approximately $23,750 for assistance with soliciting proxies. We may also reimburse intermediaries, fiduciaries, custodians, and brokerage houses, for their expenses incurred in forwarding these materials to the beneficial owners of shares held in their names. In this Notice of Meeting and Proxy Statement, unless otherwise specified or the context otherwise requires, the terms “Company”, “CRH”, “Group”, “we”, “us”, and “our” and other similar terms used in this Notice of Meeting and Proxy Statement refer to CRH plc and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ended December 31 of the respective year. The Company’s website address is www.crh.com. We include website addresses throughout this Notice of Meeting and Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Notice of Meeting and Proxy Statement. Addresses, including electronic addresses provided in this Notice of Meeting and Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Notice of Meeting and Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein. What is the date, time and location of the 2024 AGM? The 2024 AGM of CRH plc will be held at the Royal Marine Hotel, Marine Road, Dun Laoghaire, Co. Dublin, Ireland at 11:00 a.m. (Dublin) on Thursday, April 25, 2024. Where can I locate information regarding the 2024 AGM? Information regarding the 2024 AGM, including a copy of this Notice of Meeting and Proxy Statement, our 2023 Annual Report on Form 10-K, the Irish Statutory Accounts and copies of any other documentation relating to the 2024 AGM, including proxy cards, are available on the CRH website, www.crh.com. To access these documents, select AGM under “Shareholder Centre” in the Investors section of the website. Why are there two sets of Financial Statements covering the same Fiscal Period? In previous years, shareholders received the Annual Report and Accounts. CRH's 2023 Annual Report contains financial statements for 2023 prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K on February 29, 2024. Irish law also requires us to provide you with our Irish Statutory Accounts for our 2023 fiscal year, including the reports of our Directors and Auditors thereon, which accounts have been prepared in accordance with IFRS and Irish law. The Irish Statutory Accounts for our 2023 fiscal year are available on the Company's website, www.crh.com, under the heading "Shareholder Centre", and will be laid before the 2024 AGM. What is the Record Date for the 2024 AGM? The Record Date for the 2024 AGM is 7:00 p.m. (Dublin) / 3:00 p.m. (New York) on Thursday, March 14, 2024. A shareholder must hold their interest in CRH plc Ordinary Shares (see “How do I know what category of shareholder I am?”) on the Record Date in order to exercise their right to participate and vote at the 2024 AGM, and any change after the Record Date shall be disregarded in determining the right of that person to attend and vote at the meeting. The Record Date is earlier than the date of the 2024 AGM. Accordingly, if a shareholder acquires Ordinary Shares after the Record Date, they may vote those shares only if they are appointed as a proxy to do so from the person who held the shares on the Record Date. If the meeting is adjourned, any change to the Record Date (and/or voting deadlines) will be communicated to shareholders by the Company. How do I know what category of shareholder I am? “Registered shareholders” refers to persons listed on the register of members (i.e. those shareholders whose shareholding is evidenced by their Statement of Holding and who do not hold their interests in shares as street name holders or DI holders). “Street name holders” refers to persons who hold their interests in CRH plc’s shares in a stock brokerage account or via a broker, bank or other nominee that is a participant in DTC. “DI holders” refers to holders of CRH plc UK Depository Interests entered in the register of DI Holders of the Company. References to “shareholder” in this Notice of Meeting and Proxy Statement refers to registered shareholders, street name holders and DI holders. How do I vote? The process for appointing a proxy and/or voting in connection with the Proposals to be proposed at the 2024 AGM depends on how you hold your shares (see “How do I know what category of shareholder I am?”). The information in this section in respect of voting procedures for street name holders and DI holders (see further below) is for guidance only and such persons should consult their stockbroker or the intermediary through which they acquired their shares at the earliest opportunity for further information on the processes and timelines for submitting proxies and voting instructions for the 2024 AGM. 1. Registered shareholders: Registered shareholders at the Record Date may vote by proxy or in person. Voting by proxy Registered shareholders may vote by proxy in advance of the deadline for voting of 11:00 a.m. (Dublin) / 6:00 a.m. (New York) on April 23, 2024 by using any one of the following methods: (i) online by visiting www.envisionreports.com/CRH or scanning the QR code and following the instructions on their proxy card; or (ii) by mail, if a registered shareholder received printed proxy materials, by following the instructions on their proxy card and returning their completed proxy card in the postage-paid envelope accompanying their proxy materials. A registered shareholder may also appoint a proxy by delivering their proxy card (or a proxy in the form set out in section 184 of the Companies Act 2014) to The Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, Ireland. CRH Notice and Proxy Statement 64

Registered shareholders eligible to attend and vote at the 2024 AGM may exercise their right to vote at the 2024 AGM by appointing one or more proxies, who need not be a member, to attend, speak and vote instead of the registered shareholder. Registered shareholders may appoint the Chairman of the 2024 AGM or another individual, who need not be a member(s) of the Company, as their proxy. Appointment of a proxy does not preclude members from attending and voting at the 2024 AGM should they subsequently wish to do so. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other registered shareholder(s) and, for this purpose, seniority will be determined by the order in which the names stand in the register of members. Voting in person Registered shareholders may alternatively attend the 2024 AGM in person to vote in person. 2. Street name holders: Only those street name holders holding shares on the Record Date are entitled to vote on the Proposals in respect of such shares. Voting by proxy Street name holders may direct their broker, bank or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by their broker, bank or other nominee. If a street name holder does not direct their broker, bank or other nominee on how to vote their shares on their voting instruction form, their shares will not be voted at the 2024 AGM on certain matters. Please note that the deadline for voting by street name holders is 4:59 a.m. (Dublin) on April 22, 2024 / 11:59 p.m. (New York) on April 21, 2024. We encourage street name holders to communicate their voting decisions to their broker, bank or other nominee by the time prescribed by their broker, bank or other nominee well in advance of this deadline to ensure that their vote will be counted. Voting in person If a street name holder wishes to vote in person at the 2024 AGM, they must obtain a legal proxy from their broker, bank or other nominee and present it to the Company Secretary or other Company representative, at the 2024 AGM. 3. DI holders: DI holders on the Record Date are entitled to provide voting instructions to Computershare U.K. in respect of the number of DIs registered in their name(s) at that time. Voting by proxy DI holders may direct Computershare U.K. to vote the shares represented by their DIs in two ways: A. By Internet—CREST. Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a CREST Voting Instruction) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) by no later than 11:00 a.m. (Dublin) / 6:00 a.m. (New York) on April 22, 2024. The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. B. By Mail. Complete and return a Form of Instruction to Computershare U.K. by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 11:00 a.m. (Dublin) / 6:00 a.m. (New York) on April 22, 2024. Computershare U.K., as the depositary, will then make arrangements to vote your underlying shares according to your instructions. Voting in person DI holders who wish to attend and vote at the 2024 AGM in person must obtain a Letter of Representation from their broker or nominee and then provide this letter by email to Computershare U.K. at !ukallditeam2@computershare.co.uk by 11:00 a.m. (Dublin) / 6:00 a.m. (New York) on April 18, 2024. Computershare U.K., on behalf of Computershare Trust Company N.A., will then provide the DI holder with a separate Letter of Representation which will confirm the amount of ordinary shares they will represent, allowing the DI Holder to attend, speak and vote at the 2024 AGM. DI holders must bring this Letter of Representation and present it to the Company Secretary or other Company representative at the 2024 AGM. Any DI holders that do not follow the above process will be unable to represent their position in person at the AGM. Can I revoke my proxy or change my vote after I have voted? Yes. If you are a registered shareholder and previously voted by Internet, scanning a QR Code or mail, you may revoke your proxy or change your vote by: • voting at a later date by Internet or scanning the QR code as set forth above before the closing of proxy deadline; • mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than the proxy deadline; • attending the AGM in Dublin and voting during the meeting; or • sending a written notice of revocation to the Company Secretary, CRH plc, 42 Fitzwilliam Square, Dublin 2, Ireland or by email to companysecretarysoffice@crh.com. If you are a street name holder, you must contact the holder of record to revoke a previously authorized proxy. UK DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote. CRH Notice and Proxy Statement 65

How are resolutions put to a vote decided? All resolutions at the 2024 AGM will be put to a poll. Pursuant to Section 190(b) of the Companies Act 2014, where a poll is taken at the Annual General Meeting, a shareholder, present in person or by proxy, holding more than one share need not cast all his/her votes in the same way. If I attend the 2024 AGM in person, what do I need to bring? Persons attending the 2024 AGM should bring photographic identification to verify their identify and present it to the Company Secretary or other Company representative at the 2024 AGM. Persons attending the 2024 AGM (other than registered holders attending in person) must also bring the proxy or other document evidencing their authority to attend and vote at the 2024 AGM (see also “How do I vote?”) and present it to the Company Secretary or other Company representative at the 2024 AGM. During the meeting, persons attending in person may not use cameras, smart phones or other audio, video or electronic recording devices, unless expressly authorized by the Chairman of the meeting. CRH Notice and Proxy Statement 66

Annex A – Reconciliation of Non-GAAP Figures 1. Adjusted EBITDA Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, loss on impairments, gain/ loss on divestitures, income/loss from equity method investments, substantial acquisition-related costs and pension expense/income excluding current service cost component. It is quoted by management in conjunction with other GAAP and non-GAAP financial measures to aid investors in their analysis of the performance of the Company. Adjusted EBITDA by segment is monitored by management in order to allocate resources between segments and to assess performance. Adjusted EBITDA margin is calculated by expressing Adjusted EBITDA as a percentage of total revenues. Reconciliation to its nearest GAAP measure is presented below: in $ millions 2023 2022 2021 Net income 3,072 3,889 2,686 Income from discontinued operations, net of income tax expense – (1,190) (179) Loss (income) from equity method investments 17 – (55) Income tax expense 925 762 650 Loss (gain) on divestitures (i) — 99 (78) Pension income excluding current service cost component (i) (3) (30) (9) Other interest, net (i) 5 – (3) Interest expense 376 344 315 Interest income (206) (65) – Depreciation, depletion and amortization 1,633 1,552 1,479 Loss on impairments (ii) 357 – – Substantial acquisition-related costs (iii) – 27 – Adjusted EBITDA 6,176 5,388 4,806 Total revenues 34,949 32,723 29,206 Adjusted EBITDA margin 17.7% 16.5% 16.5% (i) Loss (gain) on divestitures, pension income excluding current service cost component and other interest, net have been included in Other nonoperating (expense) income, net in the Consolidated Statements of Income. (ii) For the year ended December 31, 2023, the total impairment loss comprised of $62 million within Americas Materials Solutions and $295 million within Europe Materials Solutions. (iii) Represents expenses associated with non-routine substantial acquisitions, which are those not bolt-on in nature and are separately reported in Note 4 “Acquisitions” of the audited financial statements in the 2023 Annual Report on Form 10-K. Expenses in 2022 include legal and consulting expenses related to the acquisition of Barrette Outdoor Living. CRH Notice and Proxy Statement 67

2. Return on Net Assets (RONA)

Return on Net Assets is a key internal pre-tax and pre-impairment (which is non-cash) measure of operating performance throughout the Company and can be used by management and investors to measure the relative use of assets between CRH's segments. The metric measures management's ability to generate income from the net assets required to support that business, focusing on both profit maximization and the maintenance of an efficient asset base; it encourages effective fixed asset maintenance programs, good decisions regarding expenditure on property, plant and equipment and the timely disposal of surplus assets. It also supports the effective management of the Company's working capital base. RONA is calculated by expressing operating income from continuing operations and operating income from discontinued operations excluding loss on impairments (which are non-cash) as a percentage of average net assets. Net assets comprise total assets by segment (including assets held for sale) less total liabilities by segment (excluding finance lease liabilities and including liabilities associated with assets classified as held for sale) as shown below and detailed in Note 3 "Assets held for sale and discontinued operations" in Item 8. "Financial Statements and Supplementary Data" in the Annual Report on Form 10-K and excludes equity method investments and other financial assets, Net Debt (as defined in the 2023 Annual Report on Form 10-K) and tax assets and liabilities. The average net assets for the year is the simple average of the opening and closing balance sheet figures.

Reconciliation to its nearest GAAP measure is presented below:

in $ millions		2023	2022	2021
Operating income	A	4,186	3,809	3,327
Operating income from discontinued operations		–	89	239
		4,186	3,898	3,566
Adjusted for loss on impairments (i)		357	–	–
Numerator for RONA computation		4,543	3,898	3,566
Current year				
Segment assets (ii)		38,868	38,504	37,951
Segment liabilities (ii)		(10,169)	(8,883)	(9,246)
	B	28,699	29,621	28,705
Finance lease liabilities		117	81	83
		28,816	29,702	28,788
Assets held for sale (iii)		1,268	–	–
Liabilities associated with assets classified as held for sale (iii)		(375)	–	–
		29,709	29,702	28,788
Prior year				
Segment assets (ii)		38,504	37,951	36,241
Segment liabilities (ii)		(8,883)	(9,246)	(8,723)
	C	29,621	28,705	27,518
Finance lease liabilities		81	83	73
		29,702	28,788	27,591
Denominator for RONA computation - average net assets		29,706	29,245	28,189
Return on net segment assets (A divided by average of B and C)		14.4%	13.1%	11.8%
RONA		15.3%	13.3%	12.7%
Total assets as reported in the Consolidated Balance Sheets		47,469	45,319	44,737
Total liabilities as reported in the Consolidated Balance Sheets		25,848	22,279	23,155

(i) Operating income is adjusted for loss on impairments. For the year ended December 31, 2023, the total impairment loss comprised of $62 million within Americas Materials Solutions and $295 million within Europe Materials Solutions.

(ii) Segment assets and liabilities as disclosed in Note 20 "Segment Information" in Item 8. "Financial Statements and Supplementary Data" in the 2023 Annual Report on Form 10-K.

(iii) Assets held for sale and liabilities associated with assets classified as held for sale as disclosed in Note 3 "Assets held for sale and discontinued operations" in Item 8. "Financial Statements and Supplementary Data" in the 2023 Annual Report on Form 10-K.

CRH Notice and Proxy Statement 68

3. EPS pre-impairment

EPS pre-impairment is a measure of the Company's profitability per share from continuing operations excluding any loss on impairments (which is non-cash) and the related tax impact of such impairments. It is used by management to evaluate the Company's underlying profit performance and its own past performance. EPS information presented on a pre-impairment basis is useful to investors as it provides an insight into the Company's underlying performance and profitability. EPS pre-impairment is calculated as income from continuing operations adjusted for (i) net (income) attributable to redeemable noncontrolling interests (ii) net loss (income) attributable to noncontrolling interests (iii) adjustment of redeemable noncontrolling interests to redemption value and excluding any loss on impairments (and the related tax impact of such impairments) divided by the weighted average number of common shares outstanding for the year.

Reconciliation to its nearest GAAP measure is presented below:

in $ millions, except share and per share data	2023	Per Share - basic	2022	Per Share - basic	2021	Per Share - basic
Weighted average common shares outstanding – Basic	723.9		758.3		780.2	
Income from continuing operations	3,072	$4.24	2,699	$3.56	2,507	$3.21
Net (income) attributable to redeemable noncontrolling interests	(28)	$(0.04)	(27)	$(0.03)	(22)	$(0.03)
Net loss (income) attributable to noncontrolling interests	134	$0.19	–	–	(34)	$(0.04)
Adjustment of redeemable noncontrolling interests to redemption value	(24)	$(0.03)	40	$0.05	(18)	$(0.02)
Income from continuing operations for EPS	3,154	$4.36	2,712	$3.58	2,433	$3.12
Impairment of property, plant and equipment and intangible assets	224	0.30	–	–	–	–
Tax related to impairment charges	(9)	(0.01)	–	–	–	–
Income from continuing operations for EPS – pre-impairment (i)	3,369	$4.65	2,712	$3.58	2,433	$3.12

(i) Reflective of CRH's share of impairment of property, plant and equipment and intangible assets ($224 million) and related tax effect.

CRH Notice and Proxy Statement 69

CRH Notice and Proxy Statement 70

CRH plc 1350 Avenue of the Americas New York NY 10019 USA E-mail: mail@crh.com Telephone: +353 1 404 1000 Website: www.crh.com Registered Office 42 Fitzwilliam Square Dublin 2 D02 R279 Ireland E-mail: crh42@crh.com Telephone: +353 1 634 4340 CRH® is a registered trade mark of CRH plc.